As filed with the Securities and Exchange Commission on May 17, 2002


                                               Registration No. 333-17058
==========================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM SB-2
                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933

                                (Amendment Number 3)

                        PHOENIX INTERNATIONAL INDUSTRIES, INC.
                   (Name of registrant as specified in its charter)

        Florida                        2836                      59-2564162
        -------                        ----                      ----------
(State or Jurisdiction of         Primary Standard            (IRS Employer
incorporation or organization)  Industrial Classification   Identification No.)
                                     Code Number



        1750 Osceola Drive                           Thomas N. Donaldson
    West Palm Beach, Florida  33409                   1750 Osceola Drive
          (561) 688-0440                       West Palm Beach, Florida  33409
(Address, including zip code, and                       (561) 688-0440
telephone number, including area code            (Name, address, including zip
of Registrant's principal executive offices)     code, and telephone number,
                                                 including area code, of agent
                                                 for service.)


                                    COPIES TO:

     L. Van Stillman, Esq                        James G. Dodrill II, Esq.
     L. Van Stillman, P.A.                       James G. Dodrill II, P.A.
     1177 George Bush Boulevard, Suite 307       3360 NW 53rd Circle
     Delray Beach, Florida 33483                 Boca Raton, Florida 33496
     (561) 330-9903                              (561) 862-0529
     Facsimile (561) 330-9116                    Facsimile (561) 862-0927

	Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

	If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

                      CALCULATION OF REGISTRATION FEE




                                                                   Proposed Maximum        Proposed Maximum
        Title of Each Class of                     Amount to        Offering Price           Aggregate           Amount of
        Securities to be Registered               Be Registered       Per Share<F1>         Offering Price      Registration Fee



Common Stock par value $0.001 per share to be
issued in exchange for convertible debentures.....  124,000,000          $0.041             $5,084,000             $467.73


Total.............................................  124,000,000          $0.041             $5,084,000             $467.73

<F1>

(1)	Estimated solely for purposes of calculating the registration fee. The registration fee is based upon the closing sales price on May 1, 2001 of $0.041 based on Rule 457(g).


	The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION



                     PHOENIX INTERNATIONAL INDUSTRIES, INC.

                       124,000,000 Shares of Common Stock



        We are registering the resale by certain selling shareholders of up to 124,000,000 shares of our common stock that underlie our 12% secured convertible debentures .



      	The common stock currently trades on the Electronic
Bulletin Board under the symbol "PHXU". May 1, 2002 the last sale price of the common stock as reported on the Electronic Bulletin Board was $.034 per share.

         Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 6 of this prospectus.

                           ______________________

	Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                           ______________________

	The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.






        The date of this Prospectus is May 17, 2002.

                                TABLE OF CONTENTS


                                                               Page
                                                               ----



Prospectus Summary                                                3
The Offering                                                      4
Summary Financial Data                                            5
Risk Factors                                                      6
Use of Proceeds                                                  11
Determination of Offering Price                                  11
Dividend Policy                                                  12
Market Price of Common Stock
Management's Discussion and Analysis of Financial Condition
and Results of Operations                                        13
Business                                                         18
Management                                                       22
Principal Shareholders                                           24
Selling Shareholders                                             25
Certain Transactions                                             27
Changes in and Disagreements with Accountants                    27
Plan of Distribution                                             28
Description of Securities                                        30
Indemnification                                                  32
Legal Matters                                                    32
Experts                                                          32
Where You Can Find More Information                              33
Index to Financial Statements                                    F-1

                              PROSPECTUS SUMMARY

        You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.


PHOENIX INTERNATIONAL INDUSTRIES, INC.,


	Our primary and currently only active subsidiary, EPICUS, Inc. is a multi-service telecommunications company with approximately 10,000 active accounts in both the residential and business markets. We focus on developing integrated telephone service in the Competitive Local Exchange Carrier area of the telecommunications industry. Like many other emerging Competitive Local Exchange Carriers, our entry in this industry was facilitated by the passing of the Telecommunications Act of 1996, which allows Competitive Local Exchange Carriers to lease various elements of the networks of the Incumbent Local Exchange Carriers that are necessary to provide local telephone service in a cost-effective manner. We offer small businesses and residential consumers an integrated set of telecommunications products and services, including local exchange, local access, domestic and international long distance telephone, data and dial up access to the Internet. We are certified to offer long distance and internet services in the 48 contiguous states.
We are currently supplying local and long distance service to customers in 7 of the 9 states in the BellSouth System. Additionally, we have long distance customers in virtually all of the other 48 states in which we are certified.



        The Best.Net had over 2,500 Internet subscribers, most of which were obtained by offering their service at a large discount. On July 27, 2001 in order to solve a need for additional operating capital, The Best Net's customer base was sold, the balance of its assets were merged into EPICUS, and it became a discontinued operation.
Although it has ceased to operate the Best.Net, Moye & Associates, Inc., will remain our property until a decision is made as to its future.





	During the year ending May 31, 2001 we reported revenues of $3,245,286 and a net loss of $5,507,198 compared to revenues of $1,748,220 and a net loss of $3,481,202 for the same period in the preceding year. These revenues resulted from telecommunication service sales generated by EPICUS, and miscellaneous revenue.


	Our auditors have stated in their report that our insufficient working capital and need for financing raise substantial concern about our ability to continue as a going concern. As of February 28, 2002 we have an accumulated deficit of approximately $18 million and a history of substantial operating losses, net losses and negative cash flow.


	Our principal executive offices are located at 1750 Osceola Drive, West Palm Beach, Florida 33409 and our telephone number is
(561) 688-0440.

                                 THE OFFERING


Securities Offered:....................   We are registering the resale of up
                                          to 124,000,000 shares of our common
                                          stock, that underlie our convertible
                                          debentures.


Risk Factors...........................   The securities offered hereby involve
                                          a high degree of risk and immediate
                                          substantial dilution and should not
                                          be purchased by investors who cannot
                                          afford the loss of their entire
                                          investment.  See "Risk Factors."



Common Stock Outstanding Before Offering:   70,977,585 <F1> shares



Common Stock Outstanding After Offering:   194,977,585 <F1> shares


Use of Proceeds........................   We will not receive any of the
                                          proceeds from the sale of stock
                                          issued upon conversion of any
                                          convertible debentures.

Dividend Policy:......................    We do not intend to pay dividends on
                                          our common stock.  We plan to retain
                                          any earnings for use in the operation
                                          of our business and to fund future
                                          growth.


NASD Electronic Bulletin Board Symbol		PHXU

<F1>

(1)	Based on shares outstanding as of April 16, 2002.


                          SUMMARY FINANCIAL DATA


         Set forth below is selected financial data for the years ended May 31, 2001 and May 31, 2000, all of which has been derived from our audited financial statements. Also set forth below is financial data for the nine month periods ended February 28, 2002 and February 28, 2001, which has been derived from our unaudited financial statements. In our opinion, these unaudited statements have been prepared on the same basis as our audited financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of our results of operations and financial condition for these periods.


   STATEMENTS OF OPERATIONS DATA:


                                                                           (unaudited)
                                    YEAR ENDED                          NINE MONTHS ENDED
                            ---------------------------      -------------------------------


                          May 31, 2001     May 31, 2000       February 28, 2002       February 28, 2001
Revenue                      3,245,286        1,748,220              4,594,314             2,328,000
Selling, general and
administrative expenses      5,008,772        2,622,193              3,184,325             3,656,000
Depreciation                     -                -                      -                     -
Amortization of Goodwill         -                -                      -                     -
Impairment of Goodwill, HDX      -               65,594                  -                     -
Loss from operations        (4,503,244)      (3,346,600)            (1,274,592)           (3,527,000)
Net other income (expense)  (1,382,623)        (134,602)              (664,461)              270,000
Income (Loss) from
Discontinued Operations          -                -                      -                     -
Income Tax Benefit               -                -                      -                     -
Net income (loss)           (5,507,198)      (3,481,202)            (1,939,053)           (3,797,000)



Basic loss per
share of common stock             (.16)            (.20)                  (.03)                 (.16)
Weighted average number of
common shares outstanding   34,902,572       17,349,553             66,740,191            23,978,000








   BALANCE SHEET DATA (Unaudited):


                                         As of February 28, 2002
Current Assets                                    2,811,046
Property, Plant and Equipment, Net                  732,699
Total Assets                                      4,805,992
Total Liabilities and Long Term Debt              9,924,332
Stockholder Deficit                              (5,118,340)
Total Liabilities and Stockholder Deficit         4,805,992

                               RISK FACTORS

	The common stock for sale is a speculative investment and very risky and should only be purchased by individuals who can afford to lose their entire investment. You should especially consider the following risk factors. Before you buy consider the following risk factors and the rest of this prospectus.


RISKS RELATED TO OUR BUSINESS
-----------------------------

Our auditors have expressed doubt about our ability to continue as a going concern.


	Our independent auditors have issued their report dated August 10, 2001 on our consolidated financial statements as of May 31, 2001, which includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited by the independent auditors as raising substantial doubt as to our ability to continue as a going concern are the following: we have accumulated losses of approximately $18,000,000 as ofFebruary
28, 2002, have insufficient working capital and will continue to incur selling, general and administrative expenses. Additionally, realization of certain assets is dependent upon our ability to meet our future financing requirements, the success of future operations and our continued funding by our CEO and the sale of common stock. These conditions raise substantial doubt about our ability continue as a going concern.


We have a history of operating losses and may continue to incur operating losses.


	We have incurred operating losses since our inception and have an accumulated deficit of approximately $18,000,000 as of February
28, 2002.  We incurred a net loss of $5,507,198 for the year ended
May 31, 2001 as compared with a net loss of $3,481,202 for the year ended May 31, 2000. For the nine months ended February 28, 2002, we incurred a net loss of $1,939,053. These net losses continue to be the result of expenses involved with supporting the day to day operation of EPICUS, the expenses of expanding its sales operation during the period and the continued expenses associated with continuing to operate and maintain our offices, professional fees and expenses associated with being a reporting public company, which include: legal, accounting and EDGAR/printing preparation, and the write off of our $152,000 investment in HDX.


We may require additional financing and, if we are unable to raise such funds, our operations may be adversely affected.


        At February 28, 2002, we had current assets of $2,811,046. To assist us in our cash flow requirements we may determine, depending upon the prevailing stock price of our shares, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us, if at all. Based upon our present liquid resources, our present operating expenses, and the commitment of our executive officers to continue to defer most or all of their salaries, and if no revenues are generated from operations or other sources, we believe we will be able to operate for a minimum of three months. If additional funds are required, but cannot be raised, it will have an adverse effect upon our operations. To the extent that additional funds are obtained by the sale of equity securities, our stockholders may sustain significant dilution.


The Selling Shareholders may sell a material amount of our shares of common stock, which may cause you to experience substantial dilution.


	As of the date of this prospectus we have outstanding 70,977,585 shares. Even though the selling shareholders may not receive more than 4.999% of our then-outstanding stock, this restriction does not prevent the selling shareholders from receiving shares of common stock, selling some or all of these shares and then receiving additional shares. Due to this, the selling shareholders may ultimately sell substantially more than 4.999% of our shares of common stock, while never holding more than this amount at any one time. See Risk Factor -- "[t]he structure of the convertible debentures may result in us issuing a very large number of shares and therefore cause you to experience substantial dilution." The table below discloses the aggregate number of shares of our common stock that would be issued at various market prices.


Market Price per share:          $0.025       $0.0375          $0.05

Conversion Price                $0.0125      $0.01875         $0.025

Total shares issuable       112,000,000    74,666,666     56,000,000

Percentage of
outstanding
shares represented by
shares issuable                  61.21%        51.27%          44.1%

See "Selling Shareholders."

We Have Been Dependent on Loans From Our CEO, Directors and
Shareholders in Order to Pay Operating Expenses and could be adversely affected if they decided to stop making such loans.

	In order for us to pay our operating expenses, including office rents, communication expenses, accounting and bookkeeping fees, printing and EDGAR preparation costs, publication costs, and other general and administrative expenses, we have been dependent upon funds provided by non-interest bearing loans from our CEO, directors and shareholders. Additionally, we continue to be dependent upon the willingness of our CEO and directors and consultants to accept shares of our stock as compensation for continued services to us, which services we consider to be valuable and necessary to our continued operations. If these parties ceased providing us with loans or became unwilling to accept shares of our stock as compensation we would be forced to seek alternative financing and would incur certain costs in connection therewith. Also, if we were unable to secure such alternative financing, we could potentially lose the services of some or all of our officers or consultants.

We may make acquisitions in the future that detrimentally affect our results of operation or our ability to manage our business.

	We have in the past, and may in the future pursue acquisitions of complementary services or businesses. Future acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of additional debt, the write-off of costs, and the amortization of expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on our business, operating results and financial condition. Future acquisitions would involve numerous additional risks, including difficulties in the assimilation of the operations, services and personnel of the acquired company, the diversion of management's attention from other business concerns, entering markets in which we have little or no direct prior experience and the potential loss of key employees of the acquired company. Shareholders will not vote on any potential acquisitions (unless required by NASDAQ regulations or applicable law) nor have the opportunity to review any potential acquisition candidate.





RISKS RELATED TO THIS OFFERING
------------------------------

Our common stock is deemed to be a "penny stock" which may make it more difficult for investors to sell their shares due to suitability requirements.

        Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 and may be subject to certain requirements by
Section 15g of the Securities Exchange Act of 1934. Penny stocks are stock:

         -    With a price of less than $5.00 per share;

         -    That are not traded on a "recognized" national exchange;

         - Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         - In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

        Broker/dealers dealing in penny stocks are required to advise potential investors of the lowest and highest bid quotations for such stock, disclose to the potential investor its compensation in connection with the transaction and provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor and receive the purchaser's agreement to a transaction prior to such transaction. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

The structure of the convertible debentures may result in us issuing a very large number of shares and therefore cause you to experience substantial dilution.


	At the current market price for our common stock, the convertible debentures would be convertible into approximately 28,000,000 shares. Because the convertible debentures are convertible at a discount of between 50% and 65% of the market price of our common stock, we do not know the exact number of shares that will be issued upon conversion. There is no floor to the conversion price and accordingly there is no limit to the amount of shares that could be issued. The selling shareholders will at any point be able to purchase shares at a lower price than the prevailing market price of the common stock. The discounted price at which the selling shareholders are able to acquire our common stock may serve to encourage their conversion into common stock, which may result in a substantial amount of common stock being issued. Furthermore, sales of our common stock by the selling shareholders may depress the market price of our common stock due to additional shares entering the market. This would result in an even greater amount of shares being issued if the selling shareholder converts additional amounts of convertible debentures because the lower the stock price at the time the selling shareholder converts, the more common stock the selling shareholder receives. Subsequent conversions of convertible debentures could depress the market price of our common stock even further.


	Additionally, because the convertible debentures will place downward pressure on the market price of our common stock, other investors may be encouraged to engage in "short selling" of our common stock, which could place further downward pressure on the market price.


	We believe we have enough authorized common shares to cover the conversions. In the event that we do not, we may need to seek shareholder consent to increase our amount of authorized shares.
If we do not have enough authorized shares to cover the conversions and are unable to obtain shareholder approval to increase our authorized shares, such failure would be considered a breach of certain relevant provisions and representations and warranties under the convertible debenture documents and could result in the acceleration of all amounts due under the convertible debentures.


Risks Associated with Forward-looking Statements

	This Prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) our ability to obtain a meaningful degree of consumer acceptance for our products and future products, (ii) our ability to market our products and future products on a national basis at competitive prices, (iii) our ability to develop brand-name recognition for our products and future products, (iv) our ability to develop and maintain an effective sales network, (v) our success in forecasting demand for our products and future products, (vi) our ability to maintain pricing and thereby maintain adequate profit margins, (vii) our ability to achieve adequate intellectual property protection for our products and future products and (viii) our ability to obtain and retain sufficient capital for future operations.

	The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will market and provide products on a timely basis, that we will retain our customers, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. See "Management's Discussion and Analysis" and "Business."

                              USE OF PROCEEDS


We will not receive any of the proceeds from the sale of stock issued upon conversion of any convertible debentures. We will however, upon effectiveness of this registration statement and satisfaction of the conditions set forth in Section 1.1(b) of the purchase agreement, receive the balance of $150,000 due to us pursuant to the purchase agreement.



                        DETERMINATION OF OFFERING PRICE

	The price at which the shares may actually be sold by the selling stockholders will be determined by the market price of the common stock as of the date of sale.




                               DIVIDEND POLICY

	We have paid no dividends during the past five fiscal years on any class of our issued and outstanding securities.

	Our payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. Because of our present financial condition, we do not contemplate or anticipate paying any dividends on the common stock in the foreseeable future.

                       MARKET PRICE OF COMMON STOCK

	Our common stock has been listed on the NASDAQ OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "PHXU" since September 17, 1996. On March 21, 2002, the closing bid price as reported by the Electronic Bulletin Board was $0.038 and the closing ask price was $0.04.

	The following table sets forth the high and low bid prices for the common stock as reported on the Electronic Bulletin Board for each quarter since July, 1998 for the periods indicated. Such information reflects inter dealer prices without retail mark-up, mark down or commissions and may not represent actual transactions.


                               CLOSING BID              CLOSING ASK
                              -----------------------------------------
                              HIGH       LOW            HIGH        LOW
                              ----       ---            ----        ---

1998
07/01/98 through 09/30/98     .843       .4375           .875       .4687
10/01/98 through 12/31/98     1.28       .4062           1.37        .435

1999
01/02/99 through 03/31/99     1.00         .88           1.06         .94
04/01/99 through 06/30/99      .62         .47            .65         .50
07/01/99 through 09/30/99      .56         .36            .59         .39
10/01/99 through 12/31/99     1.62         .31           1.65         .34

2000
01/02/00 through 03/31/00     1.37         .34           1.41         .38
04/01/00 through 06/30/00     1.06         .43           1.06         .46
07/01/00 through 09/30/00      .43         .14            .46         .16
10/31/00 through 12/31/00     .139         .03           .153        .032

2001
01/01/01 through 03/31/01      .26         .03            .23        .032
04/01/01 through 06/30/01     .129         .06           .145        .072
07/01/01 through 09/30/01      .12        .058           .134         .06
10/01/01 through 12/31/01      .04        .059           .043        .065

If applicable, the price of shares has been adjusted for all stock splits.

	As of April 7, 2002, there were approximately 712 record holders of Company common stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION



Results of Operations
---------------------

The years ending May 31, 2000 and May 31, 2001
----------------------------------------------


        For the year ending May 31, 2001 we reported revenues of $3,245,285 with a gross profit of $505,528 with operating expenses of $5,008,772 and a net loss of $5,507,198 versus the year ending May 31, 2000 with revenues of $1,748,220 and a gross profit of $19,187 with operating expenses of $3,365,787 and a net loss of $3,481,202. The year 2001 increase in gross profit was primarily attributable to an increase in revenue coupled with lower cost of sales resulting from more favorable pricing in several new supplier contracts, and the increase in net loss was primarily the result of increased wages due to the concurrent increase in staffing of both sales and operational personnel. We anticipate the net loss to be greatly reduced for the year ending May 31, 2002 due to a reduction in operational staff resulting from increased computerization of billing and provisioning and increased independent agent sales which are only commissioned, not salaried plus commissioned. The "in house" sales staff has also been greatly reduced as more emphasis is placed on developing our independent agent sales network.



        As our revenues increase due to increasing our customer base, it is expected that larger deposits will be requested by the underlying carriers used by EPICUS, these deposit increases are generally in the $50,000-$100,000 range and can put a temporary strain on the company's cash flow, especially if requested from more than one carrier at the same time. At this point we have no commitments for additional capital expenditures for the next 12 months.



Nine months ending February 28, 2002 vs. Nine months ending February 28, 2001
-----------------------------------------------------------------------------



        We reported revenues of $4,594,314 for the nine-month period ended February 28, 2002 compared to revenues of $2,328,000 for the comparable nine-month period of the preceding year. These revenues resulted from telecommunication service sales generated by Phoenix's affiliates as disclosed in the combined financial statement which is included in this filing.



        During the nine-month period ended February 28, 2002, we incurred net losses of $1,939,053 compared to net losses of $3,797,000 for the comparable nine-month period for the preceding year.



        Our net losses for the nine-month period ended February 28, 2002, continue to be the result of our consolidated operating loss of $1,274,592, the effect of posting additional deposits to long distance carriers on behalf of EPICUS ($50,000 to Qwest Communications and $75,000 to Global Crossing) which removed that money from our cash flow, increasing the amount of operating capital that had to be borrowed. The $75,000 deposit for Global Crossing has since been applied to that carrier's bill thereby causing their bankrukptcy to have no effect on it. Also contributing to our loss during the period are the continued expenses associated with continuing to operate and maintain Phoenix's offices, professional fees, including legal and accounting plus other expenses associated with being a reporting public company. We also incurred non-cash expenses associated with the issuance of 6,295,478 shares of stock to the underwriters of the convertible debenture we entered into which was reported in its 10KSB for the period ended May 31, 2001.



        In order for us to pay our operating expenses, including office rents, communication expenses, accounting and bookkeeping fees, printing and EDGAR preparation costs, publication costs, and other general and administrative expenses, we have been dependent upon the funds provided by non-interest bearing loans from our executive officers, director and shareholders, and the sale of stock under the terms of Regulation S of the Securities Act of 1933.



        We still continue to be dependent upon the willingness of our executive officers/directors and consultants to accept shares and/or defer compensation for continued services to us, which services we consider to be valuable and necessary to our continued operations.



Year ending May 31, 2001 vs. Year ending May 31, 2000
-----------------------------------------------------



        During the year ending May 31, 2001, we reported revenues of $3,245,286 compared to revenues of $1,748,220 for the year ending May 31, 2000. These revenues resulted from telecommunication service sales generated by Phoenix's affiliates, EPICUS, Inc. and The Best.Net, as disclosed in the combined financial statement which is included in this filing.



        During the year ending May 31, 2001, we incurred net losses of $5,507,198 compared to net losses of $3,481,202 for the year ending May 31, 2000.



        Our net losses for the year ending May 31, 2001, continue to be the result of expenses involved with supporting the day to day operation of EPICUS, and the expenses of expanding its affiliates sales operations, including the posting of additional deposits to long distance carriers on behalf of EPICUS. Also contributing to our loss during the period are the continued expenses associated with continuing to operate and maintain its offices, professional fees and expenses associated with being a reporting public company, which include: legal, accounting and EDGAR/printing preparation.



        Also, during the year ending May 31, 2001, we entered into a Secured Convertible Debenture Purchase Agreement consisting of 12% Secured Convertible Debentures, and Common Stock Purchase Warrants, for the initial amount of no less than $2,000,000. This Agreement was constructed in a manner that at the Company's discretion allows rollovers of the debentures, additional tranches of debentures to be issued or other means of raising additional capital beyond the initial $2,000,000. This prospectus registers the shares underlying the $2,500,000 convertible debentures.




STATEMENT OF OPERATIONS



	With regard to the Statements of Operations for the year ending May 31, 2001 we had an operating loss of $4,503,244; a substantial portion of which was due to funding the operating losses of EPICUS, as well as ongoing legal and accounting expenses incurred in the implementation of the plan of reorganization of EPICUS.

        Under the Bankruptcy "Plan of Reorganization", we purchased and acquired 100% of the common stock of EPICUS, and as the "Reorganized Debtor" we operate EPICUS's business. In addition to the payment of $570,000 ten days after the Plan of Reorganization was approved by the Court; a "Creditors Trust" was established for all "Allowed Unsecured Claims" in excess of $1,000, into which we paid an initial deposit of $100,000 and are to continue to make semi-annual deposits of $100,000 each to a maximum of $500,000. In July of 2001 an agreement was made with the Creditors Committee to reduce the semi-annual payment to $50,000, on which the company is currently three payments in arrears. There remains a balance due to the Creditors Trust of $350,000. For "Priority Claims" we agreed to pay a maximum of $300,000 over a 6 year period plus 8% simple interest with an initial deposit of $25,000. There is no structured payment amount scheduled for the priority claims. There is a balance remaining for
Priority Claims of $275,000 plus interest of 8%.   The total balance
due on the purchase of EPICUS is $625,000 plus applicable interest.



Continued Operations



        In addition to EPICUS, we plan to continue to increase our presence in the telecommunications industry. With that plan in mind on August 8, 2000, we announced the purchase of Moye & Associates, Inc., of St. Simons, Georgia, the owner/operator of "The Best Net" an Internet Service Provider, Web Site Host and E-commerce Company.



	The Best Net had over 2,500 Internet subscribers, most of which were obtained by offering their service at a large discount. On July 27, 2001 in order to solve a need for additional operating capital, The Best Net's customer base was sold, the balance of its assets were merged into EPICUS, and it became a discontinued operation.
Although it has ceased to operate, Moye & Associates, Inc. remains the property of the Company until a decision is made as to its future.



        Mic-Mac Investments, Inc. and Hospitality Telecom (together "Hospitality") were acquired on April 1, 1998. For the period from the date of acquisition through May 31, 1998, Hospitality had revenues of $15,634 and expenses of $30,404.



        At the time of the purchase of Mic-Mac and Hospitality, we were in the process of purchasing American Telecommunications Enterprises, Inc., ("American Telecom") a long distance reseller located in upstate New York. Mic-Mac and Hospitality were specialists in the sale of long distance service to the hotel industry. The plan was to have Mic-Mac and Hospitality be the primary outside sales force for American Telecom. The purchase of American Telecom was never finalized and by the time we were able to find and purchase another telephone company, EPICUS, Mic-Mac and Hospitality were no longer viable businesses and therefore they were written off.



        Hospitality ceased to operate late in the third quarter of fiscal 1999, claiming they could not meet their business plan projections or continue without Phoenix acquiring a long distance telephone company or other telephone service organization to give them support and additional product. Mic-Mac Investments, Inc and Hospitality Telecom had no remaining assets or liabilities as of May 31, 1999, and Phoenix wrote off its remaining investment in them in that fiscal year. Although it has ceased to operate, Mic-Mac, Inc., remains the property of the Company until a decision is made as to its future.

Discontinued Operations

	The Company's HDX subsidiary was acquired July 21, 1997 in a stock for stock transaction. In exchange for 500,000 shares of Phoenix common stock (restricted) Phoenix received 100% of the stock of HDX. For the 10 months and 10 days through May 31, 1998, HDX had revenues of $160,039 and expenses of $132,656.

     	For the year ended May 31, 1999, HDX had no income and an operating loss of $33,500. This was due to the expiration of the market for HDX's primary product, a methodology for dealing with the Y2K computer problem. On March 20, 2000 it was the decision of the Board of Phoenix, in concert with the previous shareholder of 100% of HDX's stock, to rescind the agreement by which HDX was acquired by Phoenix. This was done and the stock of each company which was originally exchanged to effect the acquisition was returned to the original holder or issuer.

     	As of June 1, 1998, the Company sold its ITC subsidiary to the ITC Acquisition Group, a group headed by ITC management. The Company received $60,900 in cash. $290,000 in Notes and 1,413,000 shares of the Company' Common Stock, plus relief from obligations totaling approximately $800,000 in return for said sale. The Shares of Common Stock have been returned to the treasury of the Company and have been cancelled. To date, no payment of interest or principal on the Notes has been made and said payments are past due. Additionally, the Company has not received any confirmation of relief from the $800,000 in obligations. The operations of ITC have been treated as discontinued operations. As of May 31, 2000 there had been no change or decision regarding this situation and the matter remains in litigation. On June 11, 2001 ITC and the ITC Acquisition Group,
Inc., filed for Chapter 7 Bankruptcy in the US Bankruptcy Court in Atlanta, Georgia. Phoenix is an unsecured creditor to that action, and has little or hope of recovery of its loss.

CAMBRIDGE GAS TRANSPORT CORPORATION ("CGTC")

        Purchased on December 14th of 1998, Cambridge Gas Transport Corporation (CGTC), is the owner of 58% (plus an option to purchase an additional 10%) of NAVIGATOR GAS TRANSPORT PLC (NAVIGATOR). Navigator has contracted to build five (5) 22,000 cubic meter semi-
refrigerated gas carriers.   CGTC is a holding company whose primary
business is to act as the majority shareholder of Navigator, and to issue and oversee the management contracts for the construction and
operation of Navigator's ships.   The entire CTCG purchase agreement
was published in Phoenix's 10-KSB of May 31, 1998.

        The acquisition was rescinded because a group of minority stockholders of CGTC filed litigation to block any of the company's stock from being transferred to Phoenix and Phoenix was not in a financial position to become engaged in a long legal battle in at least two, and probably three, different countries. In January 2000 Phoenix filed litigation to recoup their payments to CTCG, resulting in an out of court settlement.

        Per our settlement agreement with Cambridge Gas Transport Corp., In March of 2000, we were to receive the return of our $200,000 down payment plus interest. $100,000 was received in April of 2000 and on December 15, 2000 a new settlement was made reducing the balance due to $85,000 which was received in January of 2001.

        There is no materiality or commonality between CTCG and Phoenix, however that is not relevant as Phoenix is a "holding company" whose concept is to acquire either profitable or potentially profitable companies with good management, and not to get involved in the "micro-management" of those companies.

Liquidity and Capital Resources
-------------------------------


        As of February 28, 2002 Phoenix had $5,161 in cash in its operating account. To assist us in our cash flow requirements we may determine, depending upon the prevailing stock price of our shares, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us, if at all.



        Assuming no unusual increase in expenses for the next 12 months, at the present level of operations, the combined companies of Phoenix will need a cash flow of approximately $450,000 per month. As of November 2001, the Company generated cash income of $411,606 leaving a shortage of $38,394. The revenue received from this debenture should be sufficient to cover any shortfall and maintain the current status of the company.


     	During the year ending May 31, 2001 we issued 29,048,710 shares of common stock for acquisitions, consulting services, the employee stock option plan, private placement, offshore investment under Regulation S, and the convertible debenture.

     	Previously, the Company has funded its capital requirements for operating cash flow, by loans against its accounts receivable, loans from shareholders, sales of equity securities and the issuance of equity securities in exchange for assets acquired and services rendered. During the 12 months ended May 31, 2001 the Company has been and is continuing to attempt to attract new investment capital, which the Company believes will be necessary to sustain its ongoing operations and to facilitate growth. To that end on July 11, 2001, the Company sold $2,000,000 in convertible debentures to two firms in New York. The Company continues to explore opportunities to raise private equity capital and, in conjunction therewith, to provide credit support for the Company's operations and potential acquisitions. Although the Company has in the past been, and continues to be, in discussions with potential investors, there can be no assurance that its efforts to raise any substantial amount of private capital will be successful. Any substantial private equity investment in the Company will result in voting dilution of the Company's existing stockholders and could also result in economic dilution. If the Company is unable to obtain new capital, the Company will be unable to carry out its strategy of growth through acquisitions and the long-term ability of the Company to continue its operations may be in doubt.

        Our monthly operating expenses do not reflect any salary to Gerard Haryman or Thomas Donaldson, our executive officers, whose salaries have been accrued, but not paid, at the rate of $20,833 and $8,600 per month respectively. We do not contemplate commencing full salary payments to Messrs. Haryman and Donaldson unless and until we begin to generate positive cash flow from operations.

                                    BUSINESS

BUSINESS OF AFFILIATES

     	During the year ending on May 31, 2001, we consisted of Phoenix International Industries, Inc., the parent company and three wholly owned subsidiaries, EPICUS, Inc., Moye & Associates ("TheBest.Net"), and Mic-Mac Investments, Inc. which is inactive. Due to the method of accounting used, the percentages of income are reported by three segments, not by company. These segments and their percentages of our total income are: Computer Consulting 12%, Telephone Services
88% and Acquisition Services, a negligible %.


EPICUS, Inc.


        Our primary and currently only active subsidiary, EPICUS, Inc. is a multi-service telecommunications company with approximately 10,000 active accounts in both the residential and business markets. We focus on developing integrated telephone service in the Competitive Local Exchange Carrier area of the telecommunications industry. Like many other emerging Competitive Local Exchange Carriers, our entry in this industry was facilitated by the passing of the Telecommunications Act of 1996 which allows Competitive Local Exchange Carriers to lease various elements of the networks of the Incumbent Local Exchange Carriers that are necessary to provide local telephone service in a cost-effective manner. We offer small businesses and residential consumers an integrated set of telecommunications products and services, including local exchange, local access, domestic and international long distance telephone, data and dial up access to the Internet. We are certified to offer long distance and internet services in the 48 contiguous states. We are currently supplying local and long distance service to customers in 7 of the 9 states in the BellSouth System. Additionally, we have long distance customers in 40 of the 48 states in which we are certified.



        We have built our company by primarily focusing on creating software systems and processes to deliver telecommunication services over leased networks, instead of concentrating on buying switches and hardware to build a very expensive network which could be severely under-utilized for a potentially long period of time. It is that major expense which has led to the demise of many emerging telephone companies. Instead, we have built a scalable operating platform that can provision a local phone line, read usage records, rate phone calls for billing purposes, and prepare monthly invoices to customers. We can bill all of a customers telecommunication services on one itemized bill.



        Because of the expense and complexity of the business, we have focused on improving our performance through automation. We believe one of the greatest accomplishments in building our business over the past three years was the development of our own operational support systems ("OSS"). It is these systems that allow us to rapidly execute our customers orders like: orders for new service and repair
orders, plus real time information on billing and collections.   It
is more economic, more efficient and more accurate than being solely dependant to our advantage, both that these types of services and done in an automated manner.

MOYE & ASSOCIATES, INC. (TheBest.Net)

     	A Georgia Corporation, Moye & Associates, dba "TheBest.Net" is an Internet Service Provider (ISP). They are also involved in the computer repair and e-commerce business. However, in recent history, "TheBest.Net" accounts for more than 90% of their income.

        To raise additional operating capital, Phoenix entered into an agreement to sell the ISP customers of The Best.Net. to another Internet Service Provider, the purchaser has paid a deposit of $150,000 for those customers, however due to a discrepancy between the number of customers purchased and the number delivered, there is still a balance due of $50,000 which will not be paid until an accurate accounting of the number of customers can be ascertained.

	Phoenix plans to completely merge the balance of Moye & Associates operations into EPICUS and keep the corporation current but inactive until a suitable use can be found for it. Tully Moye has agreed to a re-negotiation of his employment agreement and the purchase price of Moye and Associates due to their miscalculation, resulting in a misrepresentation, of the number of customers they actually had. Those re-negotiations are currently in progress.

MIC-MAC INVESTMENTS, INC. ("Mic-Mac")

     	As reported above, Mic-Mac Investments, Inc. and Hospitality Telecom (together "Hospitality") were acquired on April 1, 1998. For the period from the date of acquisition through May 31, 1998, Hospitality had revenues of $ 15,634 and expenses of $30,404.

     	Hospitality ceased to operate late in the third quarter of fiscal 1999, claiming they could not meet their business plan projections or continue without Phoenix acquiring a long distance telephone company, and since it had no remaining assets or liabilities as of May 31, 1999, we wrote off our remaining investment in them in that fiscal year. Although it has ceased to operate, Mic-Mac, Inc., remains the property of the Company until a decision is made as to its future.

HISTORICAL DEVELOPMENT

     	We were incorporated on July 22 1985, pursuant to the laws of the State of Florida under the name "Hydrobac, Inc. On July 7, 1986, the company's name was changed to "ProBac, Inc." and on October 5, 1994, its name was changed to Trident Environmental Systems, Inc. During those periods our primary business was in various types of products and systems for use in the environmental clean-up industry.
 On October 2, 1996 our name was changed to Phoenix International Industries, Inc. and our common stock was reverse split 15 to 1. Our shareholders approved Amendments to the Articles of Incorporation, changing the authorized capital to 20,000,000 shares of common stock, par value $.001 per share, and up to 5,000 shares of Preferred Stock for use as needed. From January 1996 through May 31, 1997, we sought acquisitions as we wound down and closed our original environmental clean-up business. We, therefore, treats all matters relating to the environmental clean-up business as discontinued operations.


     	On June 13, 1998, we acquired 100% of the stock of Intuitive Technology Consultants, Inc. ("ITC") of Atlanta, Georgia. ITC was engaged in the business of computer system design and computer related (MIS) employee placement. As of June 1999, we sold

Intuitive Technology Consultants Inc to a group headed by the current management of ITC. We recognized a total gain of $479,583 on the sale of this business.



     	On July 21, 1997 we acquired 100% of the stock of HDX 9000, Inc. ("HDX"), a company specializing in compliance methodology for the Y2K problem and for the various types of "ISO" compliance certification.
 Since the demand for HDX's primary product, a compliance methodology to solve the Year 2000 date change problem, has become understandably non-existent, and due to HDX's inability to establish a new marketable product in a timely fashion, on March 20, 2000, it was the decision of our Board of Directors, in concert with the previous shareholder of 100% of HDX's stock, to rescind the agreement by which HDX was acquired by Phoenix. This was done and the stock of each company which was originally exchanged to effect the acquisition was returned to the original holder or issuer. We recognized a total loss of $99,140 in connection with this transaction.



     	On April 9, 1998, we acquired 100% of the outstanding stock of Mic Mac Investments, Inc., a long distance telephone service "reseller" specializing in the hospitality industry. Mic-Mac ceased to operate late in the third quarter of fiscal 1999, and had no remaining assets or liabilities as of May 31, 1999, and Phoenix wrote off its remaining investment in them in that fiscal year. We recognized a gain of $13,417 in connection with the write off this investment. Although it has ceased to operate, Mic-Mac, Inc., remains the property of the Company until a decision is made as to its future.



     	Based on an agreement entered into on December 14, 1998, we acquired 100% of the stock of Cambridge Gas Transport Corporation
(CGTC), a Cayman Islands Corporation, in the business of owning and operating specialized chemical/fuel tanker transport ships. Due to unspecified disagreements, an agreement to rescind the acquisition
has been executed by the parties.   We did not recognize any gain or
loss on this transaction. We filed litigation to recoup our payments to CTCG, resulting in an out of court settlement on December 15, 2000.


     	During fiscal 2000 we acquired 100% of the stock of Telephone
Company of Central Florida, Inc. ("TCCF").   TCCF is a "competitive
local exchange carrier" ("CLEC") telephone company and a reseller of other telecommunications services. TCCF was at that time operating under the protection of "Chapter 11"of the federal bankruptcy laws. The effective date of the closing was ten days after the Order of Confirmation was issued by the Bankruptcy court. The Order of Confirmation was issued on June 9, 1999 and TCCF began operating as a reorganized debtor on that date. We acquired TCCF within ten days of the Confirmation Order. On January 17, 2001 the name of TCCF was changed to EPICUS, Inc.

     	On July 28, 2000, we acquired 100% of the stock of Moye & Associates, Inc. of St. Simons Island Georgia. Moye & Associate's primary business was that of an Internet Service Provider (ISP) known as TheBest.Net. This move was seen by the company as synergetic with, and a possible future merger into TCCF.


COMPETITION


	We have many competitors ranging from the very large like McLeod Communications with over 500,000 lines and and ICG Communications with over 700,000 lines to the very small who have less than 10,000 lines.

Those companies, both large and small, offer similar services as we and our subsidiaries offer. We believe that our "Alternative Sales" approach of using utility companies gives us a distinct marketing advantage, as does our almost total automation in provisioning of new services and billing. The factors we believe, give us the competitive edge we need to continue our growth. However, there can be no assurance that we can maintain our competitive position against current and potential competitors, especially those with greater financial resources than we have.




PATENTS

     	We own two patents for solidification of environmental waste, which were acquired when we were involved in that business. However, we no longer are involved in such business and believe that these patents are of very little value today, as they have been rendered obsolete due to the rapid development of the environmental clean-up industry.


EMPLOYEES


    	As of  May 7, 2002,  including our affiliates, we had  34
employees.


PROPERTY

     	Our principal place of business is located at 1750 Osceola Drive, West Palm Beach, Florida 33409, which consists of office and warehouse space. This space aggregates approximately 3,500 square feet including four offices and a conference room. The annual lease cost is $3,500.00 per month, plus expenses and expires in August 2002. The lease contains an option to renew for one year with an increase tied to the rate of inflation.

LITIGATION

        One of our subsidiaries, EPICUS, has been involved in a dispute with one of its former carriers, Sprint Florida, regarding a default in payment for services. On August 23, 2000, Sprint filed suit in the Circuit Court of the Ninth Judicial Circuit in and for Orange County Florida. We believed that the accusation was incorrect, however after obtaining advice from legal counsel, we decided not to litigate the matter and on December 21, 2000, the carrier was awarded by that court, a default judgment against EPICUS in the amount of $321,587.52. In accordance with a Judgment Payment Agreement dated February 15, 2001, EPICUS agreed to pay Sprint as follows: Principal payments of $10,000 each will be due commencing March 15, 2001 through September 15, 2002 (18 months). The final balloon payment of $142,000 is payable on October 15, 2002.

        On January 27, 1999 Phoenix filed suit in The Superior Court of Fulton County Georgia against our former subsidiary Intuitive Technology Consultants, Inc., (ITC) (now renamed Elite Technologies, Inc.), to recover approximately $350,000 in loans extended to ITC when it was one of our subsidiaries. On June 11, 2001, the day before the trial was to begin, ITC and the ITC Acquisition Group filed for bankruptcy under Chapter 7 of the Federal Bankruptcy Laws, virtually eliminating any possibility of us collecting any amount of the debt from litigation in that manner. We will search for other legal means of recovering the money owed to Phoenix by them.




        On June 22, 2000, EXL Information of Vancouver, BC, Canada filed suit in the Supreme Court of British Columbia, Canada, for payment of "royalty fees" it claims were owed by EPICUS for the use of their billing program. EPICUS denies owing EXL any money maintaining that the program was supposed to be adapted by EXL to meet EPICUS's needs, which they never did, thereby nullifying the agreement. EXL is seeking relief in the amount of US$184,761. The matter is still being litigated. The outcome of this litigation is not determinable at this time. Management intends to aggressively defend this action to conclusion.

                                   MANAGEMENT
	The following table sets forth certain information with respect to our executive officers and directors. Each director serves a term of one year or until a successor is elected.

Name                 Position                             Director Since   Age

Gerard Haryman       President, CEO, acting Principal          1996        57
                     Accounting Officer, acting CFO and
                     Chairman of the Board of Directors

Thomas Donaldson     Vice President, Secretary and Director    1993        58

Timothy Palmer       Director                                  1997        56



        Gerard Haryman has served as our Chairman of the Board, President and Chief Executive Officer since January of 1996. Previously and concurrently, since 1981 to the present, Mr. Haryman has been President and Chief Executive Officer of SA, Sitmo, developers and builders of commercial and residential properties throughout Europe, with corporate offices in Paris, France. Mr. Haryman has also been involved in the development of residential property in the Palm Beach area since 1988, and during that period has also served on the Board of Directors of several other companies, both public (American Diversified Group, Inc.) and private . Mr. Haryman attended the "Institute General de Finance" in Paris, France majoring in finance and administration.


	Thomas N. Donaldson, since February of 1993, Mr. Donaldson has been an officer and director of Phoenix, and of Trident Environmental Systems, Phoenix's predecessor. Prior to his entering the public company arena, he had a background in the electronic media, both television and radio. Before being promoted to executive level management, he was an award winning Producer/Director at both the local and network levels. Additionally, he was a majority partner in the television production company, "American Televent", which produced commercials and syndicated programming. Mr. Donaldson attended both the University of Miami and the University of Paris.

        Timothy Palmer, has been President of HDX 9000, Inc., West Palm Beach, Florida, a computer and business consulting firm since October 1993, now a wholly-owned subsidiary of the Company, and a Director of the Company since July 1997. from March 1997 to the present, he has been President of Quality Advantage, Ltd. of Kingston, Jamaica, a computer and business consulting firm. Prior to October 1993, he was manager of the Palmer Family Trust in London, England. Mr. Palmer holds a Bachelor of Commerce Degree from McGill University in Montreal, Canada.

Executive Compensation

	The following table sets forth the cash compensation of our executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost we incurred in furnishing benefits to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of our business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $25,000 or 10% of such officer's cash compensation.

Summary Compensation Table



Name and                                             Other                                                     All
Principal                                            Annual           Restricted    Options/     LTIP         Other
Position                Year     Salary     Bonus    Compensation     Stock         SARs(#)      Payouts   Compensation
---------               ----     ------     -----    ------------     ----------    ----------   -------   ------------

Gerard Haryman          2001     250,000(1) -0-         -0-                           -0-         -0-       -0-
President, CEO,         2000     250,000(1) -0-         -0-                           -0-         -0-       -0-
acting CFO and          1999     250,000(1) -0-         -0-             (2)           -0-         -0-       -0-
Chairman of the         1998     250,000(1) -0-         -0-                           -0-         -0-       -0-
Board of                1997     250,000(1) -0-         -0-                           -0-         -0-       -0-
Directors

Thomas N. Donaldson     2001     104,000(1) -0-         -0-                           -0-         -0-       -0-
Vice President, COO,    2000     104,000(1) -0-         -0-                           -0-         -0-       -0-
and Director            1999     104,000(1) -0-         -0-             (3)           -0-         -0-       -0-
                        1998     104,000(1) -0-         -0-                           -0-         -0-       -0-
                        1997     104,000(1) -0-         -0-                           -0-         -0-       -0-






(1) Due to our cash position, Mr. Haryman and Mr. Donaldson have deferred payment of their salaries and bonuses.
(2) Mr. Haryman received a grant of 1,400,000 shares of our common stock on April 8, 2000 valued at $1,484,000 and 2,000,000 shares on February 1, 2001 valued at $538,000.
(3) Mr. Donaldson received a grant of 250,000 shares of our common stock on April 8, 2000 valued at $265,000 and 300,000 shares on February 1, 2001 valued at $134,500.


No additional shares have been issued to our executive officers since
Feb. 1, 2001

Stock Option Grants in the past fiscal year
     We have not issued any grants of stock options in the past fiscal year.

Employment Agreements
     We currently have no Employment Contracts in effect.

Compensation of Directors
     Each of our Directors will receive 12,000 shares of common stock for each year of service plus reimbursement of out-of-pocket expenses. Currently, we have no outside Directors.

                           PRINCIPAL SHAREHOLDERS

	The following table sets forth information about the beneficial ownership of our common stock as of the date of this Prospectus by
(i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.

                                                                                             Shares
                                               Percentage             Shares to be           owned           Percentage
Name and Address<F1>         common stock      Before Offering<F2>  Sold in Offering    After Offering     After Offering
--------------------         ------------      -------------------------------------    ----------------   --------------
Gerard Haryman
President/CEO
1750 Osceola Drive
West Palm Beach, FL  33409   3,024,941<F3>           4.3%                  0               3,024,941            1.5%

Thomas Donaldson
VP/COO, Director
1750 Osceola Drive
West Palm Beach, FL  33409     490,000                 *                   0                 490,000              *

Timothy Palmer, Director
1750 Osceola Drive
West Palm Beach, FL  33409     500,000                 *                   0                 500,000              *

All Directors and Executive
Officers as a Group
(3 persons)                  4,014,941               5.7%                  0               4,414,941            2.2%


* less than 1%

<F1>

(1) 	Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible debentures. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible debentures that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.


<F2>

(2) 	Based on  70,977,585 shares outstanding as of  April 16, 2002.


<F3>
(3) 	Includes 280,000 shares owned by Mr. Haryman's wife that are deemed beneficially to be owned by him.

                              SELLING SHAREHOLDERS

        Recent Financing


	On September 28, 2001 AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased an aggregate of $700,000 of 12% convertible debentures and warrants to purchase, respectively, a total of 1,225,000 and 2,275,000 shares of common stock from us in a private placement transaction. We have received $550,000 of the $700,000 invested and will receive the remaining $150,000 upon effectiveness of this registration statement and satisfaction of the conditions listed in Section 1.1(b) of the purchase agreement that are outside of the investors' control. AJW Partners, LLC purchased a total of $245,000 of the debentures and New Millennium Capital Partners II, LLC purchased the remaining $455,000. Simultaneous with entering this transaction, AJW Partners, LLC and New Millennium Capital Partners II, LLC agreed to the extension of approximately $1,463,000 worth of debt we owed to them by accepting additional debentures for this amount on identical terms to the new investment.



	The debentures are convertible into shares of our common stock, at the option of the holder at any time and from time to time after the date when the debentures where issued, at a conversion price equal to the lower of (i) $0.08 per share and (ii) 50% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of conversion. The warrants issued to AJW Partners and New Millennium Capital Partners are each exercisable at an exercise price per share equal to 50% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of exercise and expire on April 14, 2003.
Interest on the debentures is payable on a quarterly basis on March
31, June 30, September 30 and December 31 of each year while such debentures are outstanding and on each Conversion Date, whichever occurs earlier. Interest may be paid, at our option, in cash or common stock. The debentures must be prepaid if an event of default occurs under the debentures and at the company's option may be prepaid within thirty days of the original issue date of the
debentures.   We believe we have enough authorized common shares to
cover the conversions. In the event that we do not, we may need to seek shareholder consent to increase our amount of authorized shares. If we do not have enough authorized shares to cover the conversions and are unable to obtain shareholder approval to increase our authorized shares, such failure would be considered a breach of certain relevant provisions and representations and warranties under the convertible debenture documents and could result in the acceleration of all amounts due under the convertible debentures.



	Each holder of the debenture may not convert its securities into shares of our common stock if after the conversion, such holders, together with any of its affiliates, would beneficially own over 4.999% and 9.999% of the outstanding shares of our common stock. This restriction may be waived by each holder on not less than 61 days' notice to us. Since the number of shares of our common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of our common stock prior to a conversion, the actual number of shares of our common stock that will be issued under the debentures, and consequently the number of shares of our common stock that will be beneficially owned by AJW Partners and New Millennium Capital Partners cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of our common stock that exceeds the number of our shares of common stock currently beneficially owned by AJW Partners and New Millennium Capital Partners. The number of shares of our common stock listed in the table below as being beneficially owned by AJW Partners and New Millennium Capital
Partners includes the shares of our common stock that are issuable to AJW Partners and New Millennium Capital Partners subject to the
4.999% and 9.999% limitation, upon conversion of their debentures and exercise of their warrants. However, the 4.999% limitation would not prevent
AJW Partners and New Millennium Capital Partners from acquiring and selling in excess of 4.999% and 9.999% of our common stock through a series of conversions and sales under the debentures and acquisitions and sales under the warrants. See "Risk Factors - The Selling Shareholders may sell a material amount of our shares of common stock, which may cause you to experience substantial dilution."


        The following table sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.



                                                                                      Shares
                         common stock          Percentage        Shares to be         owned         Percentage
Name                  Beneficially Owned    Before Offering     Sold in Offering   After Offering  After Offering
----                  ------------------    ------------------------------------   --------------  --------------
AJW Partners, LLC<F1>      43,400,000 <F3>       4.99 <F4>        43,400,000 <F5>        0               0

New Millennium Capital
  Partners II, LLC<F2>     80,600,000 <F3>       4.99 <F4>        80,600,000 <F5>        0               0

<F1>

(1) AJW Partners, LLC is a private investment fund that is owned by all of its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed in the selling stockholder table owned by AJW Partners, LLC..


<F2>

(2) New Millennium Capital Partners II, LLC is a private investment fund that is owned by all of its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed in the selling stockholder table owned by New Millennium Capital Partners II, LLC.



<F3>

(3) Includes the shares of our common stock issuable to AJW
    Partners and New Millennium Capital Partners, subject to the
    4.999% and 9.999% limitation, upon conversion of its debentures and exercise of its warrants.


<F4>

(4) Each selling shareholder is prohibited from converting its securities into shares of our common stock if after the conversion, such holder, together with any of its affiliates, would beneficially own over 4.999% of the outstanding shares of our common stock.

<F5>

(5) Pursuant to the Registration Rights Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 200% of the number of shares of common stock issuable upon conversion in full of their debentures, assuming for such purposes that all interest is paid in shares of our common stock, that the debentures are outstanding for one year and that such conversion occurred at a price equal to the lesser of (a) $0.08 and (b) 50% of the average of the lowest three inter-day prices (which need not occur on consecutive trading days) during the twenty trading days immediately preceding the closing date and (ii) the number of shares of common stock issuable upon exercise in full of the warrants issued on the closing date.


                             CERTAIN TRANSACTIONS


The company was a party to and has a direct or indirect material interest in the following atransactions:




					Nature of	May 31, 2001	Nov. 30, 2001	Aug. 31, 2001
                                        Person's        Amount          Amount          Amount
			Relationship	interest in	of such		of such		of such
Name                    to issuer       transaction     interest        interest        interest
-----------------------------------------------------------------------------------------------------

Gerard Haryman          CEO and         personal loan   $430,965        $546,312         $566,969
                        Director        to company

Thomas Donaldson        COO and         personal loan    $15,000         $15,000          $15,000
                        Director        from company

Thomas Donaldson        COO and         corporate loan  $472,600        $541,994         $572,200
                        Director        to company
					from Aptek,
					100% owned
					by COO




                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

        There have been no disagreements with our accountants on accounting and financial disclosure.

                              PLAN OF DISTRIBUTION


	We are registering shares of our common stock that underlie some or all of our convertible debentures. Any individual acquiring shares of our common stock through such a conversion who subsequently sells such common stock is considered a Selling Shareholder.


        The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-       privately negotiated transactions;


- short sales (after the registration statement becomes effective);


- broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

-       a combination of any such methods of sale; and

-       any other method permitted pursuant to applicable law.

        The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

        Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                          DESCRIPTION OF SECURITIES

Common Stock



	Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock, $0.001 par value per share. Of this amount, 70,977,585 are currently issued and outstanding.


	Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

Preferred Stock

	Our Articles of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. None of the shares of Preferred Stock are issued and outstanding.

	Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued Preferred Stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have Preferred Stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of Preferred Stock through either public offering or private placements, the provisions for Preferred Stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities.
 Issuance of the Preferred Stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock that would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the terms of any series of Preferred Stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of Preferred Stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of Preferred Stock will be superior to our common stock or any other series of Preferred Stock which we may issue. Our Board of Directors may issue additional Preferred Stock in future financings, but has no current plans to do so at this time.

	The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

	We intend to furnish holders of our common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent

	The transfer agent for the common stock is United Stock
Transfer, Inc., 3615 South Huron, Suite 104, Englewood, CO 80110 and its telephone number is (303) 783-9055.

                        DISCLOSURE OF SEC POSITION
           ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


	Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Phoenix, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.


                                 LEGAL MATTERS

	The legality of the Shares offered hereby will be passed upon for the company by The Law Office of L. Van Stillman, P.A., Delray Beach, FL 33483



                                   EXPERTS

	The audited financial statements incorporated in this Registration Statement as of May 31, 2001 and for the year ended May 31, 2001 has been audited by Wieseneck, Andres, & Company, P.A., independent certified public accountant to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                   WHERE YOU CAN FIND MORE INFORMATION


	We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Phoenix International Industries, Inc.. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549, at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330.
Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Phoenix International Industries, Inc. 1750 Osceola Drive, West Palm Beach, FL 33483 Attention:
Gerard Haryman, President.


	We file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we determine.

                   PHOENIX INTERNATIONAL INDUSTRIES, INC.

                     CONSOLIDATED FINANCIAL STATEMENTS

                                 May 31, 2001

                    PHOENIX INTERNATIONAL INDUSTRIES, INC.




                                    INDEX


Financial Information

            Financial Statements:

Independent Auditors' Report - May 31, 2001 and 2000                  1

Consolidated Balance Sheets as of May 31, 2001 and 2000               2

Consolidated Statements of Operations for
   the years ended May 31, 2001 and 2000                              4

Consolidated Statements of Stockholders' Deficit
   for the years ended May 31, 2001 and 2000                          5

Consolidated Statements of Cash Flows for
   the years ended May 31, 2001 and 2000                              6

Notes to the Consolidated Financial Statements                        8

                       WIESENECK, ANDRES & COMPANY, P.A.
                         Certified Public Accountants
                         772 U.S. HIGHWAY 1, SUITE 200
                        NORTH PALM BEACH, FLORIDA  33408
                                 (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.                  FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.
*Regulated by the State of Florida





                           INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Phoenix International Industries, Inc.
West Palm Beach, Florida

We have audited the accompanying consolidated balance sheets of Phoenix International Industries, Inc. and subsidiaries as of May 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiaries as of May 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 22 to the consolidated financial statements, the Company has accumulated losses of approximately $16,000,000 as of May 31, 2001, has insufficient working capital and may continue to incur selling, general and administrative expenses. Realization of certain assets is dependent upon the Company's ability to meet its future financing requirements, the success of future operations and the continued funding of the parent Company's operations by its chief officers and sale of common stock. The conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 22. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Wieseneck, Andres & Company, P.A.

August 10, 2001

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
May 31, 2001 and 2000




                                                           ASSETS
                                                                                              2001            2000
                                                                                           -----------    -----------
Current Assets
    Cash                                                                                      $58,565        $46,905
    Accounts receivable net of allowance for doubtful accounts of $150,000                  1,074,827        331,654
             and $5,000.
    Refundable deposit                                                                          -            110,000
    Loans receivable stockholder                                                               15,000         15,000
    Prepaid Expenses                                                                            2,875          -
                                                                                           ------------   -----------
      Total Current Assets                                                                  1,151,267        503,559
                                                                                           ------------   -----------

Property and Equipment
    Property and equipment, net of $268,155 and $91,792
             accumulated depreciation                                                         692,048        624,807
                                                                                           ------------   -----------
Other Assets
    Restricted cash                                                                           203,365          -
    Reorganization value in excess of amounts allocable to identifiable
             assets, net of accumulated amortization of $17,109 in 2001                       661,242        678,351
    Intangible assets, net of $131,053 accumulated amortization                               299,972          -
    Deposits                                                                                  302,414         70,694
                                                                                           ------------   -----------
      Total Other Assets                                                                    1,466,993        749,045
                                                                                           ------------   -----------
        Total Assets                                                                       $3,310,308     $1,877,411
                                                                                           ============   ===========



See accompanying summary of accounting policies and notes to financial statements.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
May 31, 2001 and 2000


                                       LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                                               2001           2000
                                                                                           ----------     -----------
Current Liabilities
        Bank overdraft                                                                     $    3,916     $      -
        Accounts payable                                                                    1,766,994        976,979
        Accrued expenses                                                                      416,552         80,711
        Accrued Officer salary                                                              1,765,980      1,412,784
        Taxes payable                                                                         151,495            -
        Loans payable                                                                         106,006        611,199
        Notes payable - current portion                                                     3,142,315        250,000
                                                                                           ----------     -----------
                Total Current Liabilities                                                   7,353,258      3,331,673
                                                                                           ----------     -----------
Long-Term Debt
        Long-term debt - net of current portion                                               200,000      1,170,820
        Loan payable stockholder                                                              437,699        558,820
                                                                                           ----------     -----------
                Net Long-Term Debt                                                            637,699      1,729,640
                                                                                           ----------     -----------
Commitments and Contingencies                                                                     -              -

Stockholders' Deficit
         Preferred stock, $.001 par value: 5,000
                 shares authorized: no shares outstanding                                         -              -
         Common stock, $.001 par value: 200,000,000 shares
                 authorized 48,901,557 Issued and outstanding                                  48,902         19,354
        Additional paid-in-capital                                                         11,524,369      7,543,466
        Accumulated deficit                                                               (16,253,920)   (10,746,722)
                                                                                          ------------    -----------

                Total Stockholders' Deficit                                                (4,680,649)    (3,183,902)
                                                                                          ------------    -----------
                        Total Liabilities and Stockholders' Deficit                        $3,310,308     $1,877,411
                                                                                          ============    ===========

See accompanying summary of accounting policies and notes to financial statements.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended May 31, 2001 and 2000


                                                                                              2001           2000
                                                                                          ------------    -------------

Revenues                                                                                  $ 3,245,286      $ 1,748,220

Cost of Sales                                                                              (2,739,758)       1,729,033
                                                                                          ------------    -------------
Gross Profit                                                                                  505,528           19,187
                                                                                          ------------    -------------
Operating Expenses
         Selling, general and administrative (includes $353,196 of
           accrued officers salary in 2001 and 2000)                                        5,008,772        2,622,193
         Loan facility fees                                                                      -             678,000
         Write off of, and impairment of goodwill, HDX                                           -              65,594
                                                                                          ------------    -------------
                Total Operating Expenses                                                    5,008,772        3,365,787
                                                                                          ------------    -------------
                        Operating Loss                                                     (4,503,244)      (3,446,600)
                                                                                          -------------   -------------
Other Income and Expense
        Interest income                                                                        56,569           20,000
        Interest expense                                                                   (1,439,192)        (154,602)
                                                                                          -------------   -------------
                Total Other Income and Expenses                                            (1,382,623)        (134,602)
                                                                                          -------------   -------------
Loss Before Income Taxes, Discontinued Operations and Extraordinary Item                   (5,885,867)      (3,481,202)

Provision For Income Taxes                                                                      -                -
                                                                                          -------------   -------------
Loss Before Discontinued Operations and Extraordinary Item                                 (5,885,867)      (3,481,202)
                                                                                          -------------   -------------
Discontinued Operations - Discontinued Division                                                 7,849            -

Extraordinary Item - Extinguishment of Debt                                                   370,820            -
                                                                                          -------------   -------------
Net Loss                                                                                  $(5,507,198)     $(3,481,202)
                                                                                          =============   =============
Income (Loss) Per Share

        Basic earnings per share:
                Continuing operations                                                          $(0.17)          $(0.20)
                Discontinued operations                                                          -               -
                Extraordinary items                                                              0.01            -
                                                                                          -------------    ------------
                        Basic net loss                                                         $(0.16)          $(0.20)
                                                                                          =============    ============
        Weighted average common shares outstanding                                         34,902,572       17,349,553
                                                                                          =============    ============




See accompanying summary of accounting policies and notes to financial statements.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
For the years ended May 31, 2001 and 2000



                              Common Stock
                         ----------------------
                                                   Additional                       Total
                          Number of        At        Paid In      Accumulated     Stockholders'
                           Shares       Par Value    Capital        Deficit         Deficit
                         -----------    ---------   ----------   -------------    -------------
Balance, May 31, 1999    12,138,694      $12,139    $5,996,046    $(7,265,520)    $(1,257,335)

Sale of common stock      2,565,153        2,565       778,820            -           781,385
Issuance of stock for
  services rendered         150,000          150        95,100            -            95,250
Issuance of stock for
  loan facility fees      2,000,000        2,000       676,000            -           678,000
Stock issued as
  collateral for note     3,000,000        3,000        (3,000)           -               -
Rescission of HDX
  stock                    (500,000)        (500)          500            -               -
Net Loss                                                           (3,481,202)     (3,481,202)
                         -----------    ---------   -----------  -------------    -------------

Balance, May 31, 2000     19,353,847      19,354     7,543,466    (10,746,722)     (3,183,902)

Sale of common stock      16,400,000      16,400     1,758,531            -         1.774,931
Issuance of stock for
  services rendered, and
  debt conversion          8,782,841       8,784     1,277,000            -         1,285,784
Stock issued to
  purchase Best Net          400,000         400        91,000            -            91,400
Stock issued as
  compensation
  to employees (Note 20)   1,464,869       1,464       184,372            -           185,836
Stock issued as
  compensation
  to officers (26)         2,500,000       2,500       670,000            -           672,500
Net Loss                         -           -             -       (5,507,198)     (5,507,198)
                         -----------    ---------   -----------   ------------    -------------

Balance, May 31, 2001     48,901,557     $48,902    $11,524,369   $(16,253,920)   $(4,680,649)
                         ===========    =========   ===========   =============   =============



See accompanying summary of accounting policies and notes to financial statements.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended May 31, 2001 and 2000


                                                        2001             2000
                                                   -------------     -----------
Cash Flows From Operating Activities
  Cash received from customers                      $2,782,841        $1,436,564
  Interest income                                       56,569            10,000
  Cash paid to suppliers and employees              (4,745,761)       (2,884,940)
  Interest paid                                        (35,544)          (47,219)
  Income taxes paid                                        -                 -
                                                   -------------     ------------
    Net Cash Flows Used in Operating Activities     (1,941,895)       (1,485,595)

Cash Flows From Investing Activities
  Purchase of equipment                               (176,477)          (10,555)
  Proceeds from sale of equipment                          -               4,000
  Cash paid to develop name                            (23,524)              -
  Cash paid for deposits                              (222,998)              -
                                                   -------------     ------------

    Net Cash Flows Used in Investment Activities      (422,999)           (6,555)
                                                   -------------     ------------
Cash Flows From Financing Activities
  Proceeds from sale of stock                          800,218           895,310
  Purchase of a certificate of deposit                (200,000)              -
  Collection of a refundable deposit                    90,000               -
  Proceeds from convertible debt                     1,792,500               -
  Payments on notes to trustee                         (50,000)         (687,508)
  Repayment of loan to stockholder                     (69,659)          (35,722)
  Proceeds from note payable                           674,182           628,000
  Repayment of note payable                           (410,000)              -
  Repayment of loans payable                          (250,687)              -
  Proceeds from loans payable                              -             611,199
                                                    ------------     ------------
    Net Cash Flows Provided by Financing Activities  2,376,554         1,411,279
                                                    ------------     ------------
Net Increase(Decrease) in Cash                          11,660           (80,871)

Cash and Cash Equivalents at Beginning of Year          46,905           127,776
                                                    ------------     ------------
Cash and Cash Equivalents at End of Year            $   58,565       $    46,905
                                                    ============     ============

See accompanying summary of accounting policies and notes to financial statements.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended May 31, 2001 and 2000

Reconciliation of Net Loss to Net Cash Flows Used in Operating Activities:

                                                                                2001             2000
                                                                            ------------      ------------
  Net Loss                                                                  $(5,507,198)      $(3,481,202)
    Add items not requiring outlay of cash:
      Depreciation                                                              130,344            87,141
      Amortization                                                              148,162               -
      Bad debts                                                                 160,000            48,850
      Expenses paid by issuance of common stock                               3,415,135           773,250
      Gain on extinguishment of debt                                           (370,870)              -
      Loss from write off and partial impairment of Goodwill, HDX                   -              65,594
      Loss on sale of assets                                                        -              13,951
    Cash was provided by:
      Decrease in refundable deposit                                            110,000           100,000
      Decrease in loan receivable                                                   -               5,526
      Increase in accounts payable                                              908,775           866,860
      Increase in accrued liabilities                                           133,472            73,211
      Increase in other taxes payable                                            36,652               -
      Increase in accrued interest payable                                      153,327               -
      Increase in accrued officer salary                                        353,196           353,196
    Cash was used in:
      Increase in accounts receivable - net                                    (948,174)         (331,654)
      Increase in other current assets                                              -             (53,765)
      Increase in prepaid expenses                                               (2,667)              -
      Increase in intangible assets                                            (431,025)              -
      Increase in other assets                                                 (231,024)           (6,553)
                                                                            ------------      ------------
        Net Cash Flows Used in Operating Activities                         $(1,941,895)      $(1,485,595)
                                                                            ============      ============
    Supplemental Schedule of Non Cash Activities:
      Stock issued to reduce debt                                              $284,500       $       -
      Principal reduction, convertible debt                                    (284,500)              -
      Stock issued to pay interest on debt                                       88,672               -
      Stock issued to pay facility fee                                            -               628,000
      Issuance of common stock as collateral for loan                             -                     1

See accompanying summary of accounting policies and notes to financial statements.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 1 - Summary of Significant Accounting Policies and General Matters
-----------------------------------------------------------------------

Organization
------------

Phoenix International Industries, Inc., A Florida Corporation (the Company), and its subsidiary, Epicus, Inc. (formerly known as The Telephone Company of Central Florida, Inc.) purchase wholesale long distance and local telecommunication services and resell these services to its customers throughout the United States. Epicus, Inc., formerly the Telephone Company of Central Florida, Inc. changed its name in January 2001 to better reflect the scope of its business purpose and to eliminate the limitations imposed by its previous name. Epicus, a wholly owned subsidiary, was acquired July 1999 as a reorganized debtor to facilitate these activities.

The Company acquired 100% of the outstanding common stock of Moye and Associates, Inc. a Georgia Corporation, doing business as The Best Net (Best Net, Moye) on July 28, 2000. Moye provides computer consulting primarily to commercial business and Internet provider services, (dial up and domain hosting) primarily to individual customers in the Southeastern United States.

The Company reactivated Mic Mac, Inc. a company incorporated in the State of South Carolina. Mic Mac, a wholly owned subsidiary of the Company, discontinued operating in the fiscal year ended May 31, 1999.

Principals of Consolidation
---------------------------

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Epicus Inc. and Moye and Associates, Inc. at May 31, 2001 and May 31, 2000. All intercompany accounts and transactions have been eliminated.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

Local telephone services for business and residence are a fixed monthly amount per telephone line and are billed to the customer at the beginning of each billing cycle for use in that month. The monthly billings are recorded as income when billed. The prorated portion of unused local services that remain once a customer terminates service are recognized as a customer payable until the refund check is issued. Long distance services for the prior months use are included in the current months bill and are recognized as income when billed. Epicus discontinued servicing the debit card industry (prepaid telephone cards) in May 1998. Epicus' remaining commitments, if any, for unused prepaid telephone cards outstanding are expensed through monthly billings received from the long distance carrier.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Goodwill, Reorganization Value in Excess of Amounts Allocable to
----------------------------------------------------------------
Identifiable Assets
-------------------

Goodwill represents the excess of the purchase price over the fair values of the net assets and liabilities acquired resulting from business combinations and is being amortized on a straight-line basis
over five to ten years.   Reorganization Value in Excess of Amounts
Allocable to Identifiable Assets respresents the excess of the purchase price of Epicus from bankruptcy by Phoenix over the fair value of the net assets and liabilities in

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 1 - Summary of Significant Accounting Policies and General Matters
-----------------------------------------------------------------------
(continued)
-----------

the amount of $678,350, is being amortized on a straight line basis over forty years. (See Note 8.) The Company periodically reviews the value of its goodwill to determine if an impairment has occurred. The Company measures the potential impairment of recorded goodwill by the undiscounted cash flows method.

Property and Equipment
----------------------

Property and equipment are stated at cost. The Company provides for depreciation over the estimated useful lives of the related assets, which range from five to twelve years, primarily using the straight-line method.

The Company capitalized the cost to develop, design and implement the billing and accounts receivable software used for the Company's internal use. Capitalized costs consist of contract labor charges incurred by the Company for computer programmers. The software development costs are being amortized on a straight-line basis over their estimated useful life of seven years.

Intangible Assets
-----------------

Intangible assets in the amount of $207,500 consist of legal fees and other costs described by the lender as "prepaid monthly consulting fees" which were paid to NIR Group. The costs were withheld from the proceeds of the convertible debt. The fees are being recognized as amortization expense ratably over nineteen months, the maturity date of the debt. Twelve months of fees, $131,053, were recognized as amortization expense in the year ended May 31, 2001. (See Note 12.)

The cost associated with the development of the name "Epicus" in the amount of $23,525 was capitalized in the current period. Management will review the assets from time to time to determine if circumstances indicate that the carrying amount is impaired or may not be recoverable.

Intangible assets in the amount of $200,000 consists of the client list acquired in the purchase of Best Net (see Note 8).

Income Taxes
------------

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed throughout the year and a valuation allowance is established accordingly.

Earnings (Loss) Per Share
-------------------------

In March 1997, the FASB issued SFAS No. 128, "Earnings per Share." This Statement was effective for interim and fiscal periods ending after December 15, 1997. This Statement requires the presentation of
(1) diluted earnings per share, whose calculations includes not only average outstanding common share but also the impact of dilutive potential common shares such as outstanding common stock options; and
(2) basic earnings per share which includes the effect of outstanding common shares but excludes dilutive potential common shares. Although including potential common share in the diluted per share computations may be dilutive to their comparable basic per share amounts, no potential common shares are included in the computation of any diluted per share amount when a loss from continuing operations exists. The number of potential dilutive shares excluded from the Company's calculation of diluted earnings per share based on their anti-dilutive effect was 32,072,019 and 11,440,447 respectively for the years ended May 31, 2001 and 2000.

PHOENIX INTERNATIONAL INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 1 - Summary of Significant Accounting Policies and General Matters
-----------------------------------------------------------------------
(continued)
-----------

Earnings (Loss) Per Share (continued)
-------------------------------------

                                          Loss         Shares       Per Share
                                       (Numerator)   (Denominator)    Amount
                                       -----------   -------------  ---------
For the year ended May 31, 2001

Basic earnings per share
  Loss applied to common stockholders  $ 5,507,198    34,902,572     $  (0.17)
                                       ===========    ==========     =========

For year ended May 31, 2000

Basic earnings per share
  Loss applied to common stockholders  $ 3,481,202    17,349,553     $  (0.20)
                                       ===========    ==========     =========



Fair Value of Financial Instruments
-----------------------------------

The carrying amount of accounts receivable, accounts payable, accrued expenses and loan payable to related party approximate fair value because of the short maturity of these items.

Concentrations of Credit Risk
-----------------------------

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts receivable. Management performs regular evaluations concerning the ability of its customers to satisfy their obligations and records a provision for doubtful accounts based upon these evaluations.

The Company holds cash in one banking institution in excess of FDIC insurance limits.

NOTE 2 - Loans Receivable
-------------------------

At May 31, 2001 and 2000, loans receivable consisted of a $15,000 non-interest bearing, non-collateralized loan to the Chief Operating
Officer (COO) and Stockholder of the Company. There is no specified date for repayment.

NOTE 3 - Restricted Cash
------------------------

Restricted cash consists of an eighteen-month certificate of deposit paying 6.19% and maturing January 7, 2002. The certificate of deposit is held by a bank to collateralize a letter of credit of an equal amount for the benefit of Bell South.

NOTE 4 - Reactivation of Subsidiary
-----------------------------------

The Company acquired 100% of the outstanding stock of Mic Mac on April 9, 1998 by issuing 250,000 shares of restricted common stock. The Company ceased operating in the third quarter of the year ending May 31, 1999. The net income from the disposition of Mic Mac was recognized as income from discontinued operations in the May 31, 1999 financial statement. The Company reactivated the company by filing the appropriate documents with the State of South Carolina.

NOTE 5 - Refundable Deposit
---------------------------

The Company negotiated the refund of a deposit that the Company had made towards the acquisition of another company in a prior year. The settlement included the deposit of $200,000 plus a total of $20,000 interest. $110,000 was received in the fiscal year May 31, 1999. The Company settled for $90,000 and charged the remaining $20,000 to bad debt in the current fiscal year.
                               Page 10 of 22

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 6  - Allowance for Doubtful Accounts, Bad Debts
----------------------------------------------------

The Company established an allowance for doubtful accounts for the years ending May 31, 2000 and 2001. Activity in the allowance for doubtful accounts and bad debt expense are summarized as follows:


                                                 Allowance
                                                For Doubtful       Bad Debt
                                                  Accounts          Expense
                                                 ------------      --------

May 31, 2000 provision for doubtful accounts     $   5,000        $   5,000
Direct write off of accounts receivable                -             43,850
                                                 ------------     ---------
                                                     5,000        $  48,850
                                                                  =========
2001 annual provision for doubtful accounts          5,000                -
Increase allowance for doubtful accounts           140,000          140,000
Write off of refundable deposit
  (See note 5 above).                                  -             20,000
                                                 ------------     ---------

     Total                                       $ 150,000        $ 160,000
                                                 ============     =========


Management estimated that approximately $400,000 of accounts receivable are no longer customers and may not be collectible. The Company has instituted various actions in an effort to collect these accounts, i.e. turned over to collection agencies and to legal counsel as well as various in-house collection efforts. The following is the calculation used to estimate the increase in the current years allowance for doubtful accounts.

Estimated dollar amount of noncurrent customers      $ 400,000
Estimated uncollectable, 35% ($400,000 x .35)         (140,000)
                                                     ----------
Estimated collectable accounts receivable            $ 240,000
                                                     ==========

Note 7 - Deposits
-----------------

Deposits at May 31, 2001 and 2000 consist of the following


                                                 2001          2000
                                              ---------    --------
Security deposit - carriers                   $ 229,192    $     -
Utilities                                         2,695       5,450
Office Leases                                     2,490       3,000
Equipment Lease                                     480         479
Deposit on purchase of equipment                 61,557      61,765
Other contracts                                   6,000          -
                                              ---------    --------

      Total Deposits                          $ 302,414    $ 70,694
                                              =========    ========

The Company has reclassified a $61,765 deposit from a current asset on the May 31, 2000 Financial Statement to an other asset (non-current) on the May 31, 2001 consolidated balance sheet. The Company is currently negotiating for the refund of this deposit on the purchase of equipment made by Epicus prior to its filing bankruptcy.
Management is unable to determine the outcome of these negotiations at this time.

NOTE 8 - Business Combinations
------------------------------

Epicus, Inc.

The Company acquired 100% of the issued and outstanding voting common stock of Epicus (a reorganized debtor) on July 27, 1999. The consideration and terms were as follows. All administrative claims and expenses are not to exceed $570,000. Priority claims and taxes, not exceeding $300,000 to be paid in $25,000 installments over a period of six years with interest payable at 8%.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 8 - Business Combinations (continued)
------------------------------------------

In addition, Phoenix will deposit a total of $500,000 into a creditor trust fund. The initial deposit of $100,000 to the trust fund was made at the confirmation order and the balance will be deposited in four consecutive semi-annual installments of $100,000 (see Note 12). The "effective date" of the closing was ten days after the Bankruptcy Court issued the Order of Confirmation. At the execution of the Letter of Intent of the Company to acquire Epicus, the Company deposited 50,000 shares of its common stock with council for Epicus as security for the performance of its obligations under the agreement. The shares of stock remain issued and outstanding with council as of May 31, 2001.

The United States Bankruptcy Court issued the Order of Confirmation on June 9,1999. The Bankruptcy Court reserved comprehensive and expansive jurisdiction to resolve any dispute and questions arising in
connection with the plan and Confirmation Order.   The court has
jurisdiction over any remaining cases.

The Company began operating as a Reorganized Debtor using Fresh Start Accounting in compliance with Accounting Statement of Position (SOP) 90-7 on July 28, 1999. Except as expressly provided in the Plan, the Confirmation Order shall discharge any and all debts or claims whatsoever and any prior equity interests in the Company. The property and equipment of the Company were restated to properly reflect their reorganized value, the liabilities subject to compromise were reduced to the settlement amounts and those that are not subject to compromise are segregated, prior stockholder's deficit of $1,113,130 was eliminated by recording income forgiveness as an extraordinary item.

Epicus purchases wholesale long distance and local telecommunications services and resells these services to their customers throughout the United States. This acquisition was recorded using the purchase method of accounting as prescribed by APBO 16. All intercompany accounts were removed through eliminating entries for the consolidation. The cost of acquiring Epicus was $1,370,000. The excess of the purchase price over the total assets has been recorded as Reorganization Value in Excess of Amounts Allocable to Identifiable Assets and will be amortized over its estimated useful life of 40 years.

The following condensed proforma reflects the results of operations of the company had Epicus been included for the full twelve months ended May 31, 2000 respectively.

                                       For the Twelve
                                    Months ended 5/31/00
                                    --------------------

Revenues                            $       1,926,330
Operating Expenses                          5,243,252
Depreciation & Amortization                   163,287
Interest Income                                20,000
Interest Expense                              154,747
Loss before Income Taxes                   (3,614,956)
Provision for Income Taxes                         -0-
Loss before extraordinary items            (3,614,956)
Net Loss                            $      (3,614,956)
Loss Per Share                                   (.21)



Moye and Associates, Inc.

In accordance with an Agreement and Plan of Share Exchange the Company acquired 100% of the outstanding shares of common stock of Moye and Associates, Inc., a Georgia Corporation, doing business as Best Net (Moye, Best Net) on July 28, 2000. The agreement states that all 1,000 outstanding shares of Moye and Associates shall be exchanged for 600,000 shares of common stock of the Company, a 600 to 1 ratio. The agreement contemplates a tax-free share exchange of Best Net into the Company in reorganization pursuant to Code Section 368(a)(I)(A). In accordance with the terms of the Agreement, the first 200,000 shares of the Company stock were issued immediately after the effective date, the second 200,000 shares were issued 135 days subsequent to the effective date and the final 200,000 shares are to be issued 270 days subsequent to the effective date.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 8 - Business Combinations (continued)
------------------------------------------

The final 200,000 shares were issued in June 2001. The transaction was accounted for using the purchase method of accounting. The excess of fair value of the assets acquired over the liabilities assumed, in the amount of $211,378, was allocated as follows, Client List (Goodwill) $200,000, and Equipment $11,378. The excess of the fair value of the assets acquired over the liabilities assumed was determined using the Company's quoted market price at the date the shares were issued.

If, one year from the anniversary date of this agreement, the closing bid price of Phoenix International Stock is less than one dollar ($1.00) per share, making the value of 600,000 shares less than $600,000 dollars, the former stockholder will receive the difference between $600,000 and the actual value in additional stock of Phoenix International Industries, Inc. Based upon the Letter of Intent to sell Best Net (described below) and other items that came to light after the closing of Best Net, it became apparent that Best Net did not possess the value as was initially negotiated. Therefore, both parties to the agreement have mutually agreed to withhold the payment of any additional cash or stock, if any, until such time that the "true up" and sale are completed. Management has determined that this portion of the sales price remains as contingent consideration, if any, until the final negotiation is completed.

As part of an Employment Agreement also dated July 28, 2000, between the Moye & Associates, Inc. and Tully Moye, former stockholder of the Company, Moye & Associates will employ Mr. Moye for three years beginning July 28, 2000 at an annual base salary of $50,000 in year one, $60,000 in year two and $70,000 in year three. The above represents a $10,000 increase in base salary each year. This will occur only if the financial state of the Company is such that it can meet this increase based on revenue generated by the Company; and the Company will not be forced to go to sources outside the Company to meet the increase. Should that not be the case employee's annual base salary will remain at $50,000 until the above condition can be met, at which time the increase will go into effect.

Another provision of the Employment Agreement, Moye will reimburse Tully Moye $100,000 for interest free loans Tully made to Moye. The loan will be paid as follows: $25,000 at the closing of the Share Exchange Agreement, $50,000 on September 1, 2000, and $25,000 180 days form the execution of the Share Exchange Agreement. The second two payments have not been made but the payable has been reduced by the amount of personal expense paid by the Company on behalf of Mr. Moye (see Note 12.)

On July 19, 2001, the Company signed a Letter of Intent to sell the active clients of Best Net. The buyer will pay $133.33 for each existing "dial-up" and "domain hosting client". It is estimated that there are between approximately 1,500 and 2,672 active, fee for service clients at Best Net on the date of signing the Letter of Intent. The buyer deposited a down payment of $150,000 with the Company and an additional $50,000 was placed into a restricted interest bearing account at the date of signing. The buyer then has 120 days to verify the exact number of clients delivered by the Company. There will then be a "true up" of the number of paying clients in good standing at the end of the verification period.

NOTE 9 - Property and Equipment
-------------------------------

Property and equipment consists of the following at May 31:

                                               2001             2000
                                           -----------    --------------

Computer Equipment                         $  126,081       $  268,687
Furniture, fixtures and equipment             390,722          147,913
Software development                          443,400          300,000
                                           -----------    --------------
Total cost                                  1,068,803          716,600
Accumulated depreciation                      268,155           91,793
                                           -----------    --------------
  Net Property and equipment               $  692,048       $  624,807
                                           ===========    ==============

Depreciation expense included in the cost
  of sales for the years ended are:        $  130,344       $   87,141
                                           ===========    ==============

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 9 - Property and Equipment (continued)
-------------------------------------------

The Company capitalized the cost to develop, design and implement the billing and accounts receivable software used for the Company's internal use. Capital costs consist of contract labor charges incurred by the Company in the year ended May 31, 2001 and 2000 for computer programmers.

The Software Development costs are being amortized on a straight-line basis over their estimated useful life of seven years.

NOTE 10 - Loan Payable - Related Party
--------------------------------------

                                                         May 31,
                                                   --------------------
                                                       2001      2000
                                                   ----------  --------

   The note payable to shareholder and Chief
   Executive Officer is noncollateralized and due on demand. Interest is accrued at the Applicable Federal Rate (AFR) of approximately 6.25%

   Principal                                       $ 430,965  $ 500,574
   Accrued Interest Payable                            6,734     58,246
                                                   ---------  ---------
                                                   $ 437,699  $ 558,820
                                                   =========  =========


NOTE 11 - Accrued Compensation
------------------------------

The Company has accrued $1,765,980 of unpaid compensation to the Chief Executive Officer and Chief Operating Officer of the Company through
May 31, 2001.   Annual officer compensation accrued in the years 2001
and 2000 was $353,196. In addition, the Company issued 2.5 million shares of free trading common stock in February 2001 to the Chief Executive and Chief Operating Officer of the corporation as a bonus in the form of compensation for their services. The value of the bonus (compensation) and paid-in capital was recorded at a value ($.26 per share) based on the Company's closing market price on the day the stock was issued.

NOTE 12 - Notes Payable
-----------------------

Notes payable at May 31, 2001 and May 31,2000 consisted of the following:
                                                 2001            2000
                                             ------------  --------------
A one-year, 13%, $750,000 note payable
from an offshore corporation dated June
21, 1999 with interest payable quarterly.
The note is renewed, in accordance with
the terms of the note, for additional
twelve-month periods by giving written
notice prior to maturity.  In order to
obtain the financing, the Company issued a total of 5,000,000 shares of restricted common stock as defined by Rule 230.144 under the Securities Act of 1933, as amended. 1,000,000 shares of the
Company's restricted common stock were
delivered to the lender to facilitate the loan and an additional 1,000,000 shares were issued to a related company (100% owned by the COO of the Company) that assisted in obtaining the loan. The
Company applied a 40% discount from quoted market price of the Company's stock at the date of issuance to determine the fair value of the 2,000,000 shares issued as a facility fee. The "Facility Fees" associated with the one year note were expensed in the year ended May 31, 2000.
Pursuant to the terms of a Pledge and
Security Agreement between borrower and
lender, the Company issued 3,000,000
shares of

PHOENIX INTERNATIONAL
INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 12 - Notes Payable (continued)
-----------------------------------

restricted common stock to the lender to
hold as collateral on the note.  The
company shall grant the lender the option
to purchase the pledged shares at an
exercise price of $.36 per share at any
time for a period of two years from the
date of pledge.  The purchase option, if
exercised by the lender, will have no
effect on the outstanding balance of the
note. Total accrued interest which is
included in accrued interest payable from
inception of the note through May 31, 2001
is $194,081.  Interest accrued for the
year 2001 is $113,370.                          $  750,000    $  750,000

In accordance with an Employment Agreement
between the Company and Mr. Tully Moye
(Tully), the former owner of Moye &
Associates, Inc., dated July 28, 2000, the
Company agreed to pay Tully $100,000 to
repay loans he made to Moye & Associates
over the years.  The Agreement calls for
Tully to receive $25,000 at the execution
of the closing documents between the
Company and Moye & Associates, $50,000 on
September 1, 2000 and $25,000 180 days
after the execution of the closing of the
Share Exchange Agreement between the two
companies.  The second two payments have
not been made but the payable has been
reduced by the amount of personal expense
paid by the Company on behalf of Tully.             54,215             0

A non-interest bearing, non-collateralized
loan due on demand to a company owned 100%
by the Chief Operating Officer.  The loan
was converted to a 10% Note Payable on
March 21, 2001.  Principal and interest is
due on demand but in no case later than
June 15, 2001.  The note is collateralized
by a first interest in all goods of the
borrower (i.e.) computers, office
equipment, vehicles etc., all receivables,
contract rights, general intangibles and
all real or intangible property of the
Company.  The note was renewed for an
additional one year.                               472,600            0

The Company issued $2 million of 12%
secured convertible debentures on June 22, 2000 that mature in December 2001.
Interest is payable quarterly commencing on June 30, 2000 and each quarter thereafter while such debentures are outstanding. All overdue and unpaid interest shall entail a late fee at the rate of 15% per annum. The debenture shall be convertible into shares of common stock at the option of the holder, in whole or in part at any time and from time to time, after the original issue date. The number of shares of common stock issuable upon a conversion shall be determined by a formula as specified in the agreement. The exercise price is equal to 65% of the average of the per share market values of the common stock during the five trading days immediately preceding the date of exercise. A holder may not convert debentures or receive shares of common stock as payment of interest to the extent such conversions or receipt of such interest payment would result in the holder beneficially owning in excess of 9.999% of the then issued and outstanding shares of common stock. The holder converted 6,808,867 shares of common stock that reduced principal by $284,500 and paid interest of $88,673. Unpaid accrued interest that is included in accrued interest payable at May 31, 2001 is $35,684. The intrinsic value of the beneficial conversion feature in the

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 12 - Notes Payable (continued)
-----------------------------------

amount of $1,076,923 has been charged to
operations and paid in capital in the
current period. [($2,000,000 convertible
debt / $.40) x ($.50 fair value of common
shares at inception - $.40 conversion
price)]  Conversion price equals $.50 fair
value of common shares at inception x 65%
convertible rate of the fair market value
when converted = $.40.                           1,715,500            0

Two notes payable due to the creditor
trust fund.  1) A $500,000, 8% non-
collateralized note with semi-annual
payments of $100,000 starting July 26,
1999.  The proceeds from this note are for
paying the allowed general unsecured
creditors (pre-petition accounts payable).
This note matures July 26, 2001, and 2) A
$300,000, 8% non-collateralized note with
semi-annual payments of $25,000 starting
July 26, 1999.  The proceeds from this
note are for paying allowed priority tax
claims.  The Company renegotiated, with
approval of the court,
the terms of the repayment of the
remaining balances of the two notes due to
the Creditors Trust.  The new terms
require the Company to pay $50,000 on
October 15, 2000 and fourteen equal
quarterly payments of $25,000 until the
balance is paid in full.    The write down
of this note in the amount of $270,820 is
included as an extraordinary item -
extinguishment of debt in the May 31, 2001
Statement of Operations.  In the event the
Company fails to make any of the payments
when due under the modified schedule, the
Creditors' Trust would then be entitled to
the immediate entry of judgment for the
remaining amounts due, upon the filing of
an Affidavit of Non-Payment by the
Creditors' Trust.  The October 15, 2000
payment was made to the Creditors' Trust.
This new note matures April 2004.                  350,000     670,820
                                               ------------  ----------
                               Total Debt        3,342,315   1,420,820

                     Less Current Portion        3,142,315     250,000
                                               ------------  ----------
                       Net Long Term Debt     $    200,000  $1,170,820

Principal maturities are as follows for the next five years ending May 31:

                         Year            Amount
                       --------       -----------
                        2002            3,142,315
                        2003              100,000
                        2004              100,000
                                      -----------
                                      $ 3,342,315
                                      ===========

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 13- Loans Payable, Line of Credit
--------------------------------------

At May 31 the company is obligated to the following loans payable:

                                                   2001          2000
                                                ----------   ----------
Two non-interest bearing, non-
collateralized loans due on demand to
current employees and stockholders of the
company.                                        $      0     $  103,722


A non-interest bearing, non-collateralized
loan due on demand to a related company of
the Chief Officer. (See Note 12.)                      0        208,419

Three non-interest bearing, non-
collateralized loans due on demand.  One
loan remains at May 31, 2001.  The Company
has been unable to locate one payee and has
been informed the company went out of
business.  The loan, in the amount of
$100,000 was written down and included as
an extraordinary item - extinguishment of
debt in the May 31, 2001 Statement of
Operations.                                       97,878        299,058

A bank line of credit was established by
Best Net to cover overdrafts that may occur
in the operating demand account.  The line
of credit is noncollateralized and interest
is payable monthly on the unpaid principal
balance at 9%.  The loan is due on demand.         8,128              0
                                              -------------  ------------

                       Total Loans Payable   $   106,006     $  611,199
                                              =============  ============


NOTE 14 - Income Taxes
----------------------

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company's assets and liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets are as follows:

                                        May 31, 2001      May 31, 2000
                                        (000) omitted     (000) omitted
                                        -------------     -------------
  Loss carry forward for tax purposes   $    10,920       $     5,880
                                        =============     =============

  Deferred tax asset (34%)              $     3,203       $     1,852
  Valuation allowance                        (3,203)           (1,852)
                                        -------------     -------------
  Net deferred tax asset                $        -        $        -
                                        =============     =============



At May 31, 2001, the Company had federal income tax net operating loss carry forward of approximately $10,920,000 which will expire through the year 2021.

                     Year of Expiration          Amount
                     ------------------      --------------
                          2009               $     43,000
                          2010                    308,000
                          2011                    166,000
                          2012                    193,000
                          2013                    850,000
                          2019                    760,000
                          2020                  3,100,000
                          2021                  5,500,000

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 14 - Income Taxes (continued)
----------------------------------

In addition, the Company is reviewing its ability to utilize certain net operating losses prior to the Company's emergence from bankruptcy in 1994. These losses have not been reflected in arriving at the net operating loss carry forwards in the calculation of the deferred tax assets.

As disclosed in Note 11, the Company has incurred compensation to its chief executive and chief operating officers. Generally, until the restricted common stock issued in lieu of compensation becomes substantially vested in the employee, the Company cannot claim a compensation deduction. Such compensation aggregating for 2001 is $670,000 and for 2000 is $0.

NOTE 15 - Effects Of Inflation
------------------------------

To date, inflation has not had a material impact on the Company's consolidated financial results.

NOTE 16 - Recent Accounting Pronouncements
------------------------------------------

In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 summarizes certain areas of the Staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. We adopted SAB 101 in our fiscal quarter beginning June 1, 2000. The adoption of SAB 101 had no impact to our operating results and financial position.

The FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133", as amended by SFAS No. 138). This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. We adopted SFAS No. 133 in our fiscal quarter beginning June 1, 2000. The adoption of SFAS No. 133 had no impact to our operating results and financial position, since we currently do not invest in derivative instruments or engage in hedging activities. In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. These standards, among other things, eliminate the pooling of interests method of accounting for future acquisitions and require that goodwill no longer be amortized, but instead be subject to impairment testing at least annually. SFAS No. 142 must be adopted in fiscal years beginning after December 15, 2001 as of the beginning of the fiscal year. Companies with fiscal years beginning after March 15, 2001 may early adopt provided they have not yet issued their first quarter financial statements.

Goodwill and intangible assets acquired prior to July 1, 2001 will continue to be amortized and tested for impairment in accordance with pre-SFAS No. 142 requirements until adoption of SFAS No. 142. Under the provision of SFAS No. 142, intangible assets with definite useful lives will be amortized to their estimatable residual values over those estimated useful lives in proportion to the economic benefits consumed. Such intangible assets remain subject to the impairment provisions of SFAS No. 121. Intangible assets with indefinite useful lives will be tested for impairment annually in lieu of being amortized. The Company's current yearly amortization of intangible assets is approximately $148,162. The impact of adopting SFAS Nos. 141 and 142 will not cause a material change in the Company's consolidated financial statements as of the date of this report.

NOTE 17-Stock Issued For Services
---------------------------------

The Company issued 150,000 shares and 8,782,841 shares of unrestricted common stock in 2000 and 2001 respectively for payment to various professionals for legal and consulting services rendered to the Company. The value of the various professional services rendered and the corresponding paid-in capital was recorded at the value per share of the Company's closing market price on the day of issuance of the stock certificates. The amount recorded for professional services and paid-in capital for 2000 and 2001 are $773,250 and $1,285,784 respectively.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 18 - Rescission Of Restricted Stock
----------------------------------------

In prior years, the Company issued 230,354 shares of restricted common stock to certain individuals and companies in contemplation of services to be rendered. The individuals did not perform. Management reacquired the stock and voided the transaction. No value was placed on the stock at the date of issuance.

NOTE 19- Business Segments
--------------------------

The Company's reportable segments are strategic business units that offer different products or services. The Company has three reportable segments: computer consulting, telecommunication services, and acquisition services. Intercompany loans have been eliminated from reported segment assets.

There have been no intersegment sales, expenses or transfers and there have been no allocation of expenses between segments for the years ending May 31, 2001 and 2000. The accounting policy used by all reporting segments is the same as those described in the summary of significant accounting policies.

The following is a summary of segment activity:

                                Discontinued
                                Computer          Telephone       Acquisition
                                Consulting        Services         Services         Totals
                                ------------      ---------       -----------       ------
May 31, 2000
Revenues                        $       -        $  1,748,220     $       -        $ 1,748,220
Interest income                         -              20,000             -             20,000
Interest expense                        -                 643         153,959          154,602
Depreciation and amortization           -              84,557           2,584           87,141
Segment profit (loss)                   -          (1,693,295)     (1,787,907)      (3,481,202)
Segment assets                          -           1,695,790         181,621        1,877,411


May 31, 2001
Revenues                        $ 425,729        $  3,244,648     $       638      $ 3,671,015
Interest income                         -              46,933           9,636           56,569
Interest expense                        -              47,515       1,391,677        1,439,192
Depreciation and amortization       6,637             137,052         134,817          278,506
Segment profit (loss)               7,849          (1,772,879)     (3,742,168)      (5,507,198)
Segment assets                    130,659           2,689,127         490,522        3,310,308


NOTE 20 - Stock Incentive Plan
------------------------------

The Company instituted an Incentive Stock Option Plan by amending and restating the Company's 1996 Stock Option Plan and registering 5,000,000 free trading common shares in the Registration Statement on Form S-8. The purpose of the plan is to promote success of the Company by providing a method whereby eligible employees, directors and independent contractors and consultants providing services to the Company may be awarded additional remuneration for services rendered and invest in the capital stock of the Company. The plan will be administered by the Compensation Committee of the Board of Directors and will consist of not less than two people. This committee shall have the full power and authority to grant to eligible persons options under the plan. Persons eligible to participate in the plan include officers and directors, employee, non-employee directors, independent contractors and consultants of the Company, as the Committee shall select. The plan includes and participants may receive Incentive Stock Options or Nonqualified Stock Options.

An option granted under the plan shall remain exercisable during the term of the option to the extent provided in the applicable agreement and the plan. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option may consist of (1) cash, (2) a check, (3) a promissory note, (4) whole shares of Common Stock already owned by the Holder, (5) the withholding of shares of Common Stock issuable upon such exercise of the Option, (6) the

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 20 - Stock Incentive Plan (continued)
------------------------------------------

delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (7) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under Florida law, unless the committee determines otherwise in the applicable agreement. All options exercised through May 31, 2001 were purchased with cash. By acceptance of an award, the award is a special incentive compensation that will be recorded when the option is exercised. Compensation for services that an employee receives as consideration from stock issued through the employee stock option plan is measured by the quoted market price of the stock at the first date on which both the number of shares an individual employee is entitled to receive and the option price (measurement date) are known.

Employees of the Company who have been granted options are authorized by the committee to purchase the shares at a price equal to 55% of the three day average closing bid price prior to the date of written election to exercise. At May 31, 2001, 1,464,869 options have been exercised totaling $185,835 in cash and compensation. All options granted prior to May 31, 2001 have been exercised. No options were forfeited or expired during the year ended May 31, 2001. The Company recorded $83,626 in compensation expense and received $102,209 relating to the issuance of the shares of stock.

                                                                    Weighted
                                                  Weighted           Average
                                    Number of     Average           Grant Date
                                    Shares        Exercise Price    Fair Value
                                    ----------    ----------------  -----------

Outstanding Options May 31, 2000           -                   -            -

Options at fair value
   Granted                                 -                   -            -
   Exercised                               -                   -            -
   Forfeited                               -                   -            -
   Expired                                 -                   -            -

Options at a discount
   Granted                          1,464,869            $   .07      $   .15
   Exercised                       (1,464,869)          ($   .07)    ($   .15)
   Forfeited                               -                   -            -
   Expired                                 -                   -            -
                                   -----------   -----------------  -----------
Outstanding Options May 31, 2001           -                   -            -
                                   ===========   =================  ===========


NOTE 21 - Commitments and Contingencies
---------------------------------------

The Company leases its principal business location from a related party, the spouse of the chief executive officer. The lease, which provides for annual rental of approximately $40,000, expires in September 2001. Rent expense for the years ended May 31, 2001 and 2000 was $42,400 and $40,000 respectively, of which $48,060 was accrued for the year ended May 31, 2001.

The Company is obligated for the lease of an automobile for 36 months with monthly payments of $508. The lease expires in December 2001.

In accordance with a Judgment Payment Agreement dated February 15, 2001 between Epicus, Inc. (formerly Telephone Company of Central Florida, Inc.) and Sprint - Florida, Inc. (Sprint), Epicus agrees to pay Sprint $332,000 together with interest at a rate provided by law. Principal payments of $10,000 each will be due commencing March 15, 2001 through September 15, 2002 (18 months). The final balloon payment of $142,000 is payable on October 15, 2002. The $332,000 represents pre-petition and post petition costs to Epicus as a reseller of local telecommunication services that were provided by Sprint through a Master Resale Agreement.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 21 - Commitments and Contingencies (continued)
---------------------------------------------------

A suit was filed against the Company for nonpayment of rents subsequent to vacating office space occupied by the Company until approximately November 1995. A default judgment was obtained against the Company. To date, nobody has come forward to follow up on the judgment or has made any effort to collect. The potential cost to the Company, if any, is not determinable at this time.

A suit has been filed by the Company in an attempt to recover approximately $290,000 remaining from a promissory note receivable due from ITC, see note 3. As a part of the rescission agreement the management of ITC agreed to relieve the Company from approximately $800,000 of the tax obligations incurred by ITC prior to the acquisition of ITC by this Company. Management of ITC has supposedly reneged on this portion of the agreement. The entire matter remains in litigation. The management of the Company intends to pursue this case.

A suit has been filed by a Canadian corporation for alleged breach of contract regarding a licensing fee for use of billing software. The Company used the software for a short period of time and found it did not meet the specific needs of the company and therefore stopped payment. The plaintiff is seeking damages for the loss of revenue that would have been earned over the life of the agreement. The outcome of this litigation is not determinable at this time. Management intends to aggressively defend this action to conclusion.

The Company signed a Consulting Agreement with an individual in Rio de Janeiro, Brazil on April 1, 2001 for a period of one hundred eighty
(180) days. The consultant will provide consulting services solely in connection with the Company's "marketability, image and information distribution" regarding its interest in expanding its market into Brazil. In consideration for the services provided by Consultant to the Company, the Company will issue to the Consultant via the Consultant's participation in the Employee Stock Option Plan, a total amount of two hundred thousand, unrestricted, free trading shares of the Company's common stock. Consultant shall be vested in the Company's Employee Stock Option Plan 30 days after the effective date of this agreement. All Consulting Fees paid to Consultant by Company shall be deemed earned upon payment.

The Company also signed a Consulting Agreement with Gerald R. Shugard
(GRS) of West Palm Beach, Florida on May 24, 2000 for a term of one year. GRS will serve as a General Management Consultant to advise the Company as to its performance associated with the growth and development of the Company. Compensation may be in the form of cash payments, common stock, stock options or a mutually agreeable combination of cash and common stock and/or stock options. Any other means of compensation must be mutually agreed upon, memorialized and signed by both parties.

The owners of Mic Mac received 250,000 shares of restricted common stock of the Company and were to receive another 250,000 shares if certain budgeted financial targets were met. The budgeted financial targets were not met by Mic Mac and, therefore, the acquisition was rescinded. The Company requested that the 250,000 shares previously issued also be returned. The owners of Mic Mac requested that the second 250,000 be issued and that all restrictions be removed from the shares. In an effort to amicably resolve the suit filed by the owners of Mic Mac, the Company has advised the owners that they will not seek recovery of the previously issued shares and have removed all restrictions. The owners of Mic Mac have not responded to this offer. The final outcome is not determinable at this time.

NOTE 22 - Going Concern
-----------------------

The financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time.

The Company has incurred losses in the last two years aggregating approximately $9,000,000 and, as of May 31, 2001, has a deficit of approximately $16,000,000 and insufficient working capital.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 22 - Going Concern (continued)
-----------------------------------

The Company has incurred significant selling, general and administrative expenses which have been funded by loans from the Company's chief executive officer and by the selling of common stock in the United States and in foreign markets. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company believes that the acquisition of Epicus will become profitable in the future and will generate future cash flows. However, there can be no assurance that this will occur. Also, the Company believes it will be able to raise the funds necessary to provide temporary working capital in the U.S. and foreign equity markets. In addition, the Company's Chief Executive Officer has committed to continue to provide working capital to fund the selling, general and administrative expenses of the parent company.

                   PHOENIX INTERNATIONAL INDUSTRIES, INC.

                      CONSOLIDATED FINANCIAL STATEMENTS

                              February 28, 2002

                    PHOENIX INTERNATIONAL INDUSTRIES, INC.




                                     INDEX


Financial Information

      Financial Statements:

      Independent Accountants' Report                                  1

      Consolidated Balance Sheets as of February 28, 2002
      and May 31, 2001                                                 2

      Consolidated Statements of Operations for the three
      month and nine month periods ended February 28, 2002
      and 2001                                                         4

      Consolidated Statements of Stockholders' Deficit
      for the nine month period ended February 28, 2002                5

      Consolidated Statements of Cash Flows for
      the nine month periods ended February 28, 2002 and 2001          6

      Notes to the Consolidated Financial Statements                   8

                    WIESENECK, ANDRES & COMPANY, P.A.
                      Certified Public Accountants
                      772 U.S. HIGHWAY 1, SUITE 200
                     NORTH PALM BEACH, FLORIDA  33408
                            (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.                         FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.

*Regulated by the State of Florida






                      INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors and Stockholders
Phoenix International Industries, Inc.

We have reviewed the accompanying Balance Sheets of Phoenix International Industries, Inc. and consolidated subsidiaries as of February 28, 2002 and May 31, 2001 and the related consolidated statements of operations for the three month and nine month periods ending February 28, 2002 and 2001, and the consolidated statement of stockholders' deficit for the nine month period from May 31, 2001, through February 28, 2002, and the consolidated statements of cash flows for the nine month periods ending February 28, 2002 and 2001. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the consolidated financial statements, the Company has accumulated losses of approximately $18 million as of February 28, 2002, has insufficient working capital and will continue to incur selling, general and administrative expenses. Realization of certain assets is dependent upon the Company's ability to meet its future financing requirements, the success of future operations and the continued funding of the parent Company's operations by its chief executive officer and sale of common stock. The conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in the notes to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Wieseneck, Andres & Company, P.A.



April 26, 2002

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
February 28, 2002 and May 31, 2001
(Unaudited)




                              ASSETS
                                                        February 28, 2002     May 31, 2001
                                                        -----------------     ------------
Current Assets
  Cash                                                  $      5,161          $     58,565
  Accounts receivable net of allowance for
    doubtful accounts of $150,000                          2,789,712             1,074,827
  Loans receivable stockholder                                15,000                15,000
  Prepaid expenses                                             1,173                 2,875
                                                        ------------          ------------
      Total Assets                                         2,811,046             1,151,267
                                                        ------------          ------------


Property and Equipment
  Property and equipment, net of $353,094
    and $268,155 accumulated depreciation                    732,699               692,048
                                                        ------------          ------------

Other Assets
  Restricted cash                                            262,231               203,365
  Reorganization value in excess of amounts
    allocable to identifiable assets, net of
    accumulated amortization of $24,174 and $17,109          649,937               661,242
  Intangible assets, net of $207,500 and $131,053
    accumulated amortization                                  23,525               299,972
  Deposits                                                   326,554               302,414
                                                        ------------          ------------
     Total Other Assets                                    1,262,247             1,466,993
                                                        ------------          ------------
     Total Assets                                       $  4,805,992          $  3,310,308
                                                        ============          ============







See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
February 28, 2002 and May 31, 2001
(Unaudited)




            LIABILITIES AND STOCKHOLDERS' DEFICIT
                                                        February 28, 2002     May 31, 2001
                                                        -----------------     ------------
Current Liabilities
  Bank overdraft                                        $     10,636          $      3,916
  Accounts payable                                         2,349,178             1,766,994
  Accrued expenses                                           938,457               568,047
  Accrued officer salary                                   2,030,877             1,765,980
  Loans payable                                              547,006               106,006
  Notes payable - current portion                          1,917,866             3,142,315
                                                        ------------          ------------
     Total Current Liabilities                             7,794,020             7,353,258
                                                        ------------          ------------
Long-Term Debt
  Long-term debt - net of current portion                  1,725,000               200,000
  Loan payable stockholder                                   405,312               437,699
                                                        ------------          ------------
     Net Long-Term Debt                                    2,130,312               637,699
                                                        ------------          ------------

Commitments and Contingencies                                      -                     -

Stockholders' Deficit
  Preferred stock, $.001 par value: 5,000
    shares authorized: no shares outstanding                       -                     -
  Common stock, $.001 par value: 200,000,000 shares
    authorized 70,971,585. Issued and outstanding             70,972                48,902
  Additional paid-in-capital                              13,003,661            11,524,369
  Accumulated deficit                                    (18,192,973)          (16,253,920)
                                                        ------------          ------------
     Total Stockholders' Deficit                          (5,118,340)           (4,680,649)
                                                        ------------          ------------
     Total Liabilities and Stockholders' Deficit        $  4,805,992          $  3,310,308
                                                        ============          ============







See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine month periods ended February 28, 2002 and 2001
(Unaudited)

                                                        Three Months Ended                         Nine Months Ended
                                               --------------------------------------    --------------------------------------
                                               February 28, 2002    February 28, 2001    February 28, 2002    February 28, 2001
                                               -----------------    -----------------    -----------------    -----------------
Revenues                                       $   1,357,342        $   1,108,000        $   4,594,314        $   2,328,000
Cost of Sales                                        787,828              986,000            2,684,581            2,199,000
                                               -------------        -------------        -------------        -------------
Gross Profit                                         569,514              122,000            1,909,733              129,000
                                               -------------        -------------        -------------        -------------

Operating Expenses
  Selling, general and administrative
   (including $88,299 and $176,598 accrued
   officers salary for the three months and
   six months ended November 30, 2001.)             (581,269)           1,714,000           (3,184,325)           3,656,000
                                               -------------        -------------        -------------        -------------

Operating Loss                                       (11,755)          (1,592,000)          (1,274,592)          (3,527,000)

Other Income and Expense
  Interest income                                          -                    -                    -                    -
  Interest expense                                   168,000              103,000             (664,461)             270,000
                                               -------------        -------------        -------------        -------------
    Total Other Income and Expenses                  168,000              103,000             (664,461)             270,000
                                               -------------        -------------        -------------        -------------

Loss Before Income Taxes and
  Discontinued Operations                           (179,755)          (1,695,000)          (1,939,053)          (3,797,000)

Provision for Income Taxes                                 -                    -                    -                    -

Discontinued Operations
  Income (loss) from discontinued operations               -                    -                    -                    -
  Gain on sale of discontinued division                    -                    -                    -                    -

     Total Income from Discontinued Operations             -                    -                    -                    -

Net Loss                                       $    (179,755)       $  (1,695,000)       $  (1,939,053)       $  (3,797,000)
                                               =============        =============        =============        =============
Loss Per Share
  Basic & diluted loss from continuing
    operations                                 $       (0.01)       $       (0.06)       $       (0.03)       $       (0.16)
                                               =============        =============        =============        =============

  Weighted average common shares                  70,438,085           30,388,000           66,740,191           23,978,000
                                               =============        =============        =============        =============








See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
For the nine months ended February 28, 2002


                                                     Common Stock
                                             ----------------------------
                                                                              Additional                       Total
                                               Number of          At           Paid-In       Accumulated     Stockholders'
                                                Shares         Par Value       Capital         Deficit         Deficit
                                             ------------    ------------    -----------    ------------    ------------
Balance, May 31, 2001                          48,901,557    $     48,902    $11,524,369    $(16,253,920)   $ (4,680,649)
  Cash received for stock
  issued in a prior period                              -               -        103,680               -         103,680
Issuance of stock for
  services rendered, interest
  debt conversion                               7,625,478           7,625        455,006               -         462,631
Issuance of stock as
  compensation to
  employees (Note 20)                           1,176,974           1,177        111,945               -         113,122
Stock issued as a bonus to
  officers (.06)                                  900,000             900         54,900               -          55,800
Net Loss                                                -               -              -         950,503)       (950,503)
                                             ------------    ------------    -----------    ------------    ------------
Balance, August 31, 2001                       58,604,009          58,604     12,249,900     (17,204,423)     (4,895,919)

Sale of stock                                   4,000,000           4,000        155,995               -         159,995
Cash received for stock
  issued in a prior period                              -               -         33,192               -          33,192
Issuance of stock for
  services rendered                             1,050,000           1,050         48,525               -          49,575
Issuance of stock as
  compensation to
  employees (Note 20)                           2,116,576           2,117         66,880               -          68,997
Purchase of Best Net                            2,000,000           2,000         59,000               -          61,000
Interest on beneficial
  conversion feature                                    -               -        300,000               -         300,000
Net Loss                                                -               -               -       (808,795)       (808,795)
                                             ------------    ------------    -----------    ------------    ------------
Balance,
  November 30, 2001                            67,770,585          67,771     12,913,492     (18,013,218)     (5,031,955)

Sale of stock                                   2,051,000           2,051         45,319               -          47,370

Stock issued as payment
  for services and interest                     1,150,000           1,150         44,850               -          46,000

Net Loss                                                -               -              -        (179,755)       (179,755)
                                             ------------    ------------    -----------    ------------    ------------
Balance,
  February 28, 2002                            70,971,585         $70,972    $13,003,661    $(18,192,973)   $ (5,118,340)
                                             ============    ============    ===========    ============    ============







See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended February 28, 2002 and 2001


                                                              Nine Months           Nine Months
                                                                 Ended                 Ended
                                                           February 28, 2002     February 28, 2001
                                                           -----------------     -----------------
Cash Flows From Operating Activities
  Cash received from customers                             $   2,729,029         $   1,948,000
  Interest income                                                      -                13,000
  Cash paid to suppliers and employees                        (4,072,442)           (3,942,000)
  Interest paid                                                  (45,120)                    -
  Income taxes paid                                                    -               (63,000)
                                                           -------------         -------------
     Net Cash Flows Used in Operating Activities              (1,388,533)           (2,044,000)
                                                           -------------         -------------

Cash Flows From Investing Activities
  Purchase of equipment                                           (8,613)             (174,000)
  Other                                                                -              (118,000)
                                                           -------------         -------------
     Net Cash Flows Used in Investment Activities                 (8,613)             (292,000)
                                                           -------------         -------------

Cash Flows From Financing Activities
  Proceeds from sale of stock                                    454,584               789,000
  Restricted cash                                                (50,000)                    -
  Proceeds from convertible debt                                 230,000                     -
  Repayment of loan from stockholder                             (32,387)                    -
  Proceeds from borrowings - net                                 741,545             2,590,000
  Stock issued for payment of debt                                     -               490,000
  Payment of loans payable                                             -              (400,000)
  Purchase of certificate of deposit                                   -              (203,000)
  Repayment of hsort term notes payable                                -              (822,000)
                                                           -------------         -------------

     Net Cash Flows Provided by Financing Activities           1,343,742             2,444,000
                                                           -------------         -------------

Net Increase(Decrease) in Cash                                   (53,404)              108,000

Cash and Cash Equivalents at Beginning of Period                  58,565                47,000
                                                           -------------         -------------
Cash and Cash Equivalents at End of Period                 $       5,161         $     155,000
                                                           =============         =============







See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended February 28, 2002 and 2001


                                                              Nine Months           Nine Months
                                                                 Ended                 Ended
                                                           February 28, 2002     February 28, 2001
                                                           -----------------     -----------------
Supplemental Schedule of Non Cash Activities:
  Stock issued to reduce debt                              $     195,000         $     954,000
  Stock issued to pay interest on debt                            63,000                     -
  Depreciation                                                    84,939                     -
  Amortization                                                    87,753                     -
  Expenses paid by issuance of common stock                      186,415             1,063,000
  Employee stock option expense                                  169,586                     -
  Stock issued as compensation to officers                        55,800                     -
  Stock issued to purchase Best Net                               61,000                79,000
  Interest expense - beneficial conversion factor                300,000                     -
  Payment of convertible debt, and subsequent                 (1,463,657)                    -
  Refinancing of convertible debt                              1,463,657                     -








See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies and General
         Matters
         ------------------------------------------------------

Organization
------------

Phoenix International Industries, Inc., A Florida Corporation (the Company), and its subsidiary, Epicus, Inc. (formerly known as The Telephone Company of Central Florida, Inc.) purchase wholesale long distance and local telecommunication services and resell these services to its customers throughout the United States. Epicus, Inc. changed its name in January 2001 to better reflect the scope of its business purpose and eliminate the limitations imposed by its previous
name.   Epicus, a wholly owned subsidiary, was acquired July 1999 as a reorganized debtor to facilitate these activities.

The Company acquired 100% of the outstanding common stock of Moye and Associates, Inc. a Georgia Corporation, doing business as The Best Net (Best Net, Moye) on July 28, 2000. Moye provides computer consulting primarily to commercial business and Internet provider services, (dial up and domain hosting) primarily to individual customers in the Southeastern United States.

The Company reactivated Mic Mac, Inc. a company incorporated in the State of South Carolina. Mic Mac, a wholly owned subsidiary of the Company, discontinued operating in the fiscal year ended May 31, 1999.

Principals of Consolidation
---------------------------

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Epicus, Inc. and Moye and Associates, Inc. at February 28, 2002 and May 31, 2001. All intercompany accounts and transactions have been eliminated.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

Local telephone services for business and residence are a fixed monthly amount per telephone line and are billed to the customer at the beginning of each billing cycle for use in that month. The monthly billings are recorded as income when billed. The prorated portion of unused local services that remain once a customer terminates service are recognized as a customer payable until the refund check is issued. Long distance services for the prior months use are included in the current months bill and are recognized as income when billed. Epicus discontinued servicing the debit card industry (prepaid telephone cards) in May 1998. Epicus' remaining commitments, if any, for unused prepaid telephone cards outstanding are expensed through monthly billings received from the long distance carrier.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Goodwill, Reorganization Value in Excess of Amounts Allocable to
Identifiable Assets
----------------------------------------------------------------

Goodwill represents the excess of the purchase price over the fair values of the net assets and liabilities acquired resulting from business combinations and is being amortized on a straight-line basis
over five to ten years.   Reorganization Value in Excess of Amounts
Allocable to Identifiable Assets represents the excess of the purchase price of Epicus from bankruptcy by Phoenix over the fair value of the net assets and liabilities in



See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies and General
         Matters (continued)
         ------------------------------------------------------

the amount of $678,350, is being amortized on a straight line basis over forty years. (See Note 8.) The Company periodically reviews the value of its goodwill to determine if an impairment has occurred. The Company measures the potential impairment of recorded goodwill by the undiscounted cash flows method.

Property and Equipment
----------------------

Property and equipment are stated at cost. The Company provides for depreciation over the estimated useful lives of the related assets, which range from five to twelve years, primarily using the straight-line method.

The Company capitalized the cost to develop, design and implement the billing and accounts receivable software used for the Company's internal use. Capitalized costs consist of contract labor charges incurred by the Company for computer programmers. The software development costs are being amortized on a straight-line basis over their estimated useful life of seven years.

Intangible Assets
-----------------

Intangible assets in the amount of $207,500 consist of legal fees and other costs described by the lender as "prepaid monthly consulting fees" which were paid to NIR Group. The costs were withheld from the proceeds of the convertible debt. The fees are being recognized as amortization expense ratably over nineteen months, the maturity date of the debt. Fees of $76,447 and $131,053 were recognized as amortization expense in the nine months ended February 28, 2002 and year ended May 31, 2001 respectively. (See Note 12.)

The cost associated with the development of the name "Epicus" in the amount of $23,525 was capitalized in the year ended May 31, 2001. Management will review the assets from time to time to determine if circumstances indicate that the carrying amount is impaired or may not be recoverable.

Income Taxes
------------

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed throughout the year and a valuation allowance is established accordingly.

Earnings (Loss) Per Share
-------------------------

In March 1997, the FASB issued SFAS No. 128, "Earnings per Share." This Statement was effective for interim and fiscal periods ending after December 15, 1997. This Statement requires the presentation of
(1) diluted earnings per share, whose calculations includes not only average outstanding common share but also the impact of dilutive potential common shares such as outstanding common stock options; and
(2) basic earnings per share which includes the effect of outstanding common shares but excludes dilutive potential common shares. Although including potential common share in the diluted per share computations may be dilutive to their comparable basic per share amounts, no potential common shares are included in the computation of any diluted per share amount when a loss from continuing operations exists. The number of potential dilutive shares excluded from the Company's calculation of diluted earnings per share based on their anti-dilutive effect was 88,182,850 and 13,533,000 respectively for the nine months ended February 28, 2002 and 2001.





See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies and General
         Matters (continued)
         ------------------------------------------------------

Earnings (Loss) Per Share (continued)
-------------------------------------


                                                    Loss          Shares         Per Share
                                                (Numerator)    (Denominator)       Amount
                                                -----------    -------------    ------------
For the nine months ended February 28, 2002:
Basic earnings per share
    Loss applied to common stockholders         $(1,939,053)     66,740,191     $     (0.03)
                                                ===========     ===========     ===========

For the nine months ended February 28, 2001:

Basic earnings per share
    Loss applied to common stockholders         $(3,797,000)     23,978,000     $     (0.16)
                                                ===========     ===========     ===========


Fair Value of Financial Instruments
-----------------------------------

The carrying amount of accounts receivable, accounts payable, accrued expenses and loan payable to related party approximate fair value because of the short maturity of these items.

Concentrations of Credit Risk
-----------------------------

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts receivable. Management performs regular evaluations concerning the ability of its customers to satisfy their obligations and records a provision for doubtful accounts based upon these evaluations.

The Company holds cash in one banking institution in excess of FDIC insurance limits.

NOTE 2 - Loans Receivable
         ----------------

Loans receivable consisted of a $15,000 non-interest bearing, non-collateralized loan to the Chief Operating Office (COO) and Stockholder of the Company. There is no specified date for repayment.

NOTE 3 - Restricted Cash
         ---------------

Restricted cash consists of an eighteen-month certificate of deposit in the amount of $203,798 paying 6.3% and maturing January 7, 2003. The certificate of deposit is held by a bank to collateralize a letter of credit of an equal amount for the benefit of Bell South.

A $50,000 deposit in an interest bearing escrow account as part of the Letter of Intent to sell the active clients of Best Net (see Note 8).

NOTE 4 - Reactivation of Subsidiary
         --------------------------

The Company acquired 100% of the outstanding stock of Mic Mac on April 9, 1998 by issuing 250,000 shares of restricted common stock. The Company ceased operating in the third quarter of the year ending May 31, 1999. The net income from the disposition of Mic Mac was recognized as income from discontinued operations in the May 31, 1999 financial statement. The Company reactivated the company by filing the appropriate documents with the State of South Carolina.

NOTE 5 - Refundable Deposit
         ------------------

The Company negotiated the refund of a deposit that the Company had made towards the acquisition of another company in a prior year. The settlement included the deposit of $200,000 plus a total of $20,000

See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - Refundable Deposit (continued)
         ------------------------------

interest. $110,000 was received in the fiscal year May 31, 1999. The Company settled for $90,000 and charged $20,000 to bad debt in the year ended May 31, 2001.

NOTE 6 - Allowance for Doubtful Accounts, Bad Debts
         ------------------------------------------

The Company established an allowance for doubtful accounts for the nine months ended February 28, 2002 and year ending May 31, 2001. Activity in the allowance for doubtful accounts and bad debt expense are summarized as follows:

                                          Allowance
                                         For Doubtful       Bad Debt
                                           Accounts         Expense
                                         ------------    -------------
May 31, 2001 allowance for
  doubtful accounts                      $     10,000    $           -
Increase allowance for
  doubtful accounts                           140,000          140,000
Write off of refundable deposit
   (See Note 5 above)                                      20,000
                                         ------------    -------------
      Total at May 31, 2001                   150,000    $     160,000

Increase in provision for
  doubtful accounts,
  through February 28, 2002                         -                -
                                         ------------    -------------
      Balances at February 28, 2002      $    150,000    $           -
                                         ============    =============

Management estimated that approximately $400,000 of accounts receivable are no longer customers and may not be collectible. The Company has instituted various actions in an effort to collect these accounts, i.e. turned over to collection agencies and to legal counsel as well as various in-house collection efforts. Management's estimate of 35% uncollectable accounts receivable is based upon their prior collection experience on accounts that are over an excessive number of days past due. The Company's internal historical records did not provide the data necessary to make adequate estimates for an allowance for doubtful accounts or those older than normal accounts receivable. The collection agencies and legal counsel used by management have indicated to the Company that their past collection efforts have produced an approximate 65% collection rate. These percentages are based upon the best estimates available to management at the time the allowance was established. The collection efforts on these older than normal past due accounts receivable had been negligible or nonexistent prior to the change in management. The following is the calculation used to estimate the increase in the current years allowance for doubtful accounts.

Estimated dollar amount of noncurrent customers     $      400,000
Estimated uncollectable, 35% ($400,000 x .35)             (140,000)
                                                    --------------
Estimated collectable accounts receivable           $      240,000
                                                    ==============


Note 7 - Deposits
         --------

Deposits at February 28, 2002 and May 31, 2001 consist of the following:

     Security deposit                    $      229,192
     Utilities                                    2,695
     Office Leases                                2,490
     Equipment Lease                                480
     Deposit on purchase of equipment            61,557
     Other contracts                             30,140
                                         --------------
                                         $      326,554
                                         ==============

NOTE 8 - Business Combinations
         ---------------------

Epicus, Inc.

The Company acquired 100% of the issued and outstanding voting common stock of Epicus (a reorganized


See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Business Combinations (continued)
         ---------------------------------

debtor) on July 27, 1999. The consideration and terms were as follows. All administrative claims and expenses are not to exceed $570,000. Priority claims and taxes, not exceeding $300,000 to be paid in $25,000 installments over a period of six years with interest payable at 8%. In addition, Phoenix will deposit a total of $500,000 into a creditor trust fund. The initial deposit of $100,000 to the trust fund was made at the confirmation order and the balance will be deposited in four consecutive semi-annual installments of $100,000 (see Note 12). The "effective date" of the closing was ten days after the Bankruptcy Court issued the Order of Confirmation. At the execution of the Letter of Intent of the Company to acquire Epicus, the Company deposited 50,000 shares of its common stock with council for Epicus as security for the performance of its obligations under the agreement. The shares of stock remain issued and outstanding with council as of February 28, 2002.

The United States Bankruptcy Court issued the Order of Confirmation on June 9,1999. The Bankruptcy Court reserved comprehensive and expansive jurisdiction to resolve any dispute and questions arising in
connection with the plan and Confirmation Order.   The court has
jurisdiction over any remaining cases.

The Company began operating as a Reorganized Debtor using Fresh Start Accounting in compliance with Accounting Statement of Position (SOP) 90-7 on July 28, 1999. Except as expressly provided in the Plan, the Confirmation Order shall discharge any and all debts or claims whatsoever and any prior equity interests in the Company. The property and equipment of the Company were restated to properly reflect their reorganized value, the liabilities subject to compromise were reduced to the settlement amounts and those that are not subject to compromise are segregated, prior stockholder's deficit of $1,113,130 was eliminated by recording income forgiveness as an extraordinary item.

Epicus purchases wholesale long distance and local telecommunications services and resells these services to their customers throughout the United States. This acquisition was recorded using the purchase method of accounting as prescribed by APBO 16. All intercompany accounts were removed through eliminating entries for the consolidation. The cost of acquiring Epicus was $1,370,000. The excess of the purchase price over the total assets has been recorded as Reorganization Value in Excess of Amounts Allocable to Identifiable Assets and will be amortized over its estimated useful life of 40 years.

Moye and Associates, Inc.

In accordance with an Agreement and Plan of Share Exchange the Company acquired 100% of the outstanding shares of common stock of Moye and Associates, Inc., a Georgia Corporation, doing business as Best Net (Moye, Best Net) on July 28, 2000. The agreement states that all 1,000 outstanding shares of Moye and Associates shall be exchanged for 600,000 shares of common stock of the Company, a 600 to 1 ratio. The agreement contemplates a tax-free share exchange of Best Net into the Company in reorganization pursuant to Code Section 368(a)(I)(A). In accordance with the terms of the Agreement, the first 200,000 shares of the Company stock were issued immediately after the effective date, the second 200,000 shares were issued 135 days subsequent to the effective date and the final 200,000 shares are to be issued 270 days subsequent to the effective date. The final 200,000 shares were issued in June 2001. The transaction was accounted for using the purchase method of accounting.

The excess of fair value of the assets acquired over the liabilities assumed, in the amount of $211,378, was allocated as follows, Client List (Goodwill) $200,000, and Equipment $11,378. The excess of the fair value of the assets acquired over the liabilities assumed was determined using the Company's quoted market price at the date the shares were issued.

If, one year from the anniversary date of this agreement, the closing bid price of Phoenix International Stock is less than one dollar ($1.00) per share, making the value of 600,000 shares less than $600,000 dollars, the former stockholder will receive the difference between $600,000 and the actual value in additional stock of Phoenix International Industries, Inc. Based upon the Letter of Intent to sell Best Net (described below) and other items that came to light after the closing of Best Net, it became apparent that Best Net did not possess


See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Business Combinations (continued)
         ---------------------------------

the value as was initially negotiated. On October 8, 2001 the Company issued an additional 2,000,000 shares of stock that is restricted according to Rule 144 of the Securities and Exchange Commission as additional compensation. Both parties to the agreement have mutually agreed to withhold the payment of any additional cash or stock, if any, until such time that the "true up" and sale are completed. Management has determined that this portion of the sales price remains as contingent consideration until the final negotiation is completed.

As part of an Employment Agreement also dated July 28, 2000, between Moye & Associates, Inc. and Tully Moye (Tully), the former stockholder of the Company, Moye & Associates will employ Mr. Moye for three years beginning July 28, 2000 at an annual base salary of $50,000 in year one, $60,000 in year two and $70,000 in year three. The above represents a $10,000 increase in base salary each year. This will occur only if the financial state of the Company is such that it can meet this increase based on revenue generated by the Company; and the Company will not be forced to go to sources outside the Company to meet the increase. Should that not be the case, the employee's annual base salary will remain at $50,000 until the above condition can be met, at which time the increase will go into effect.

Another provision of the Employment Agreement, Moye will reimburse Tully Moye $100,000 for interest free loans Tully made to Moye. The loan will be paid as follows: $25,000 at the closing of the Share Exchange Agreement, $50,000 on September 1, 2000, and $25,000 180 days form the execution of the Share Exchange Agreement. The second two payments have not been made but the payable has been reduced by the amount of personal expense paid by the Company on behalf of Mr. Moye (see Note 12.)

On July 19, 2001, the Company signed a Letter of Intent to sell the active clients of Best Net. The buyer will pay $133.33 for each existing "dial-up" and "domain hosting client". It is estimated that there are between approximately 1,500 and 2,672 active, fee for service clients at Best Net on the date of signing the Letter of Intent. The buyer deposited a down payment of $150,000 with the Company and an additional $50,000 (restricted cash) into an interest bearing account at the date of signing. The buyer then has 120 days to verify the exact number of clients delivered by the Company. There will then be a "true up" of the number of paying clients in good standing at the end of the verification period.

The gain from the sale of discontinued operations as reflected in the statement of operations for the nine months ended February 28, 2002 has been computed as follows:

  Estimated sales price
    (1,500 active accounts x $133.33) - cash received     $   200,000
  Client list                                                (200,000)
                                                          -----------
    Gain (loss) from sale of discontinued operations      $         -
                                                          ===========

The gain (loss) will be adjusted, if necessary, when the final "true up" is settled upon by the parties.

NOTE 9 - Property and Equipment
         ----------------------

Property and equipment consists of the following:


                                       February 28, 2002       May  31, 2001
                                       -----------------      ---------------
Computer Equipment                     $       251,671        $      126,081
Furniture, fixtures and equipment              390,722               390,722
Software development                           443,400               443,400
                                       ---------------        --------------
  Total cost                                 1,085,793               960,203
Accumulated depreciation                      (353,094)              268,155
                                       ---------------        --------------
  Net Property and equipment           $       732,699        $      692,048
                                       ===============        ==============
Depreciation expense included
in the costof sales for the
period ended:                          $        82,238        $      130,344
                                       ===============        ==============

The Company capitalized the cost to develop, design and implement the billing and accounts receivable software used for the Company's internal use. Capital costs consist of contract labor charges incurred by the Company in the year ended May 31, 2001 for computer programmers.

See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - Property and Equipment
         ----------------------

The Software Development costs are being amortized on a straight-line basis over their estimated useful life of seven years.

NOTE 10 - Loan Payable - Related Party
          ----------------------------

                                             February 28, 2002     May 31, 2001
                                             -----------------   ----------------
The note payable to shareholder and
Chief Executive Officer is
noncollateralized and due on demand.
Interest is accrued at the Applicable
Federal Rate (AFR) of approximately 6.25%

Principal                                    $     405,312       $    430,965
Accrued Interest Payable                             2,219              6,734
                                             -------------       ------------
     Total                                   $     407,531            437,699
                                             =============       ============

NOTE 11 - Accrued Compensation
          --------------------

The Company has accrued $ 2,030,871 of unpaid compensation to the Chief Executive Officer and Chief Operating Officer of the Company through February 28, 2002. $88,299 of officer compensation was accrued in each of the quarters ended through February 28, 2002. In addition, the Company issued 2.5 million and 600,000 shares of free trading common stock in February 2001 and July 2001 respectively to the Chief Executive and Chief Operating Officer's of the corporation as a bonus in the form of compensation for their services. The value of the bonus (compensation) and paid-in capital was recorded at a value ($.26 and $.06 per share) based on the Company's closing market price on the day the stock was issued.

NOTE 12 - Notes Payable
          -------------

Notes payable at February 28, 2002 and May 31, 2001 consisted of the following:

                                             February 28, 2002     May 31, 2001
                                             -----------------   ----------------
A one-year, 13%, $750,000 note payable from
an offshore corporation dated June 21, 1999
with interest payable quarterly.  The note
is renewed, in accordance with the terms of
the note, for additional twelve-month
periods by giving written notice prior to
maturity.  In order to obtain the financing,
the Company issued a total of 5,000,000
shares of restricted common stock as defined
by Rule 230.144 under the Securities Act of
1933, as amended.  1,000,000 shares of the
Company's restricted common stock were
delivered to the lender to facilitate the
loan and an additional 1,000,000 shares were
issued to a related company (100% owned by
the COO of the Company) that assisted in
obtaining the loan. The Company applied a
40% discount from quoted market price of the
Company's stock at the date of issuance to
determine the fair value of the 2,000,000
shares issued as a facility fee. The
"Facility Fees" associated with the one year
note were expensed in the year ended May 31,
2000.  Pursuant to the terms of a Pledge and
Security Agreement between borrower and
lender, the Company issued 3,000,000 shares
of restricted common stock to the lender to
hold as collateral on the note.  The company
shall grant the lender the option to
purchase the pledged shares at an exercise
price of $.36 per share at any time for a
period of two years from the date of



See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - Notes Payable (continued)
          -------------------------

pledge.  The purchase option, if exercised
by the lender, will have no effect on the
outstanding balance of the note. Total
accrued interest which is included in
accrued interest payable from inception of
the note through February 28, 2002 is
$276,000.  Interest accrued for the nine
months ended February 28, 2002 is $82,000.   $    750,000        $    750,000

In accordance with an Employment Agreement
between the Company and Mr. Tully Moye
(Tully), the former owner of Moye &
Associates, Inc., dated July 28, 2000, the
Company agreed to pay Tully $100,000 to
repay loans he made to Moye & Associates
over the years.  The Agreement calls for
Tully to receive $25,000 at the execution
of the closing documents between the
Company and Moye & Associates, $50,000 on
September 1, 2000 and $25,000 180 days
after the execution of the closing of the
Share Exchange Agreement between the two
companies.  The second two payments have
not been made but the payable has been
reduced by the amount of personal expense
paid by the Company on behalf of Tully.            54,215              54,215

A non-interest bearing, non-collateralized loan due on demand to a company owned 100% by the Chief Operating Officer. The loan was converted to a 10% Note Payable on March 21, 2001. Principal and interest is due on demand but in no case later than June 15, 2002. The note is collateralized by a first interest in all goods of the borrower (i.e.) computers, office equipment, vehicles etc., all receivables, contract rights, general intangibles and all real or intangible property of the Company. The Company issued $1,763,657 of
12% secured convertible debentures on
September 21, 2001 that mature in January
2003.  The issuance consists of two
components. The first is a refinancing of the previous convertible debt issued on June 22, 2000 in the amount of $1,463,657.
In addition, the Company received $300,000 in additional funds. Interest is payable quarterly commencing on December 31, 2001 and each quarter thereafter while such debentures are outstanding. All overdue and unpaid interest shall entail a late fee at the rate of 15% per annum. The debenture shall be convertible into shares of common stock at the option of the holder, in whole or in part at any time and from time to time, after the original issue date. The number of shares of common stock issuable upon a conversion shall be determined by a formula as specified in the agreement. The exercise price is equal to 50% of the average of the per share market values of the common stock during the five trading days immediately preceding the date of exercise.
A holder may not convert debentures or
receive shares of common stock as payment of interest to the extent such conversions or receipt of such interest payment would result in the holder beneficially owning in excess of 9.999% of the then issued and outstanding shares of common stock. Unpaid accrued interest that is included in accrued interest payable at February 28, 2002 is $46,000. The

See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - Notes Payable (continued)
          -------------------------


Company issued convertible debt securities
with a nondetachable conversion feature that
is in-the-money at the commitment date (a
"beneficial conversion feature").  Those
securities may be convertible into common
stock at a fixed discount to the market
price of the common stock at the date of
conversion.  The Emerging Issues Task Force
((EITF) 98-5) states that this issue
applies to convertible securities with
beneficial conversion features that give the
issuer a choice of settling the obligation
in either stock or cash.  The EITF reached a
consensus that embedded beneficial
conversion features present in convertible
securities should be valued separately at
issuance.  The intrinsic value of the
beneficial conversion feature is $3,527,314.
[($1,763,657 convertible debt / $.03) x
($.06 fair value of common shares at
inception - $.03 conversion price)]
Conversion price equals $.06 fair value of
common shares at inception x 50%
convertible rate of the fair market value
when converted = $.03.  The EITF observed
that in certain circumstances, the
intrinsic value of the beneficial conversion
feature might be greater than the proceeds
allocated to the convertible instrument.  In
those situations, the EITF stated that the
amount of the discount assigned to the
beneficial conversion feature is limited to
the amount of the proceeds allocated to the
convertible instrument.  The EITF stated
that the discount assigned to the convertible
instrument should be amortized over the
period to the security's earliest conversion
date.  The beneficial conversion feature
associated with the Company's issuance of the
secured convertible debentures has been
limited to $300,000 (amount of proceeds) in
accordance with EITF discussions and has been
charged to operations and paid in capital in    1,763,657           1,715,500
the current period.

Two notes payable due to the creditor trust
fund.  1) A $500,000, 8% non-collateralized
note with semi-annual payments of $100,000
starting July 26, 1999.  The proceeds from
this  note  are for  paying the allowed
general unsecured February 28, 2002
creditors (pre-petition accounts payable).
This note matures claims. The Company
renegotiated, with approval of the court,
the terms of the repayment of the
remaining balances of the two notes due to
the Creditors Trust.  The new terms require
the Company to pay $50,000 on October 15,
2000 and fourteen equal quarterly payments
of $25,000 until the balance is paid in
full.  The write down of this note in the
amount of $270,820 is included as an
extraordinary item - extinguishment of debt
in the May 31, 2001 Statement of Operations.
In the event the Company fails to make any
of the payments when due under the modified
schedule, the Creditors' Trust would then
be entitled to the immediate entry of
judgment for the remaining amounts due,
upon the filing of an Affidavit of
Non-Payment by the Creditors' Trust.  The
October 15, 2000 payment was made to the
Creditors' Trust. This new note matures
April 2004.  Interest in the amount of
$2,000 has been accrued on the note.
                                                  357,000             350,000
                                             ------------        ------------
     Total Long Term Debt                       3,642,866           3,342,315
                                             ------------        ------------

See accompanying independent accountants' review report

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - Notes Payable (continued)
          -------------------------

     Less Current Portion                    1,725,000       3,142,315
                                          ------------     -----------

     Net Long Term Debt                   $  1,917,866     $   200,000
                                          ============     ===========


Principal maturities are as follows for the next five years ending:

                  Year              Amount
                  ----           ------------
                  2002           $  1,725,000
                  2003              1,817,866
                  2004                100,000
                                 ------------
                                 $  3,642,866
                                 ============

NOTE 13 - Loans Payable, Line of Credit
          -----------------------------

At February 28, 2002 and May 31, 2001 the company is obligated to the following loans payable:

                                             February 28, 2002     May 31, 2001
                                             -----------------   ----------------
Three non-interest bearing, non-
collateralized loans due on demand.  One
loan in the amount of $141,000 is from the
wife of the Chief Executive Officer.  The
Company was unable to locate one payee and
has been informed the company went out of
business.  The loan, in the amount of
$100,000, was written down and included as
an extraordinary item - extinguishment of
debt in the May 31, 2001 Statement of
Operations                                   $      538,878       $       97,878

A bank line of credit was established by
Best Net to cover overdrafts that may
occur in the operating demand account.
The line of credit is non-collateralized
and interest is payable monthly on the
unpaid principal balance at 9%.  The loan
is due on demand.                                     8,128                8,128
                                             --------------       --------------
Total Loans Payable                          $      547,006       $      106,006
                                             ==============       ==============


NOTE 14 - Income Taxes
          ------------

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company's assets and liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets are as follows:

                                             February 28, 2002     May 31, 2001
                                               (000) omitted      (000) omitted
                                             -----------------   ----------------

   Loss carry forward for tax purposes       $       12,812      $      10,920
                                             ==============      =============

   Deferred tax asset (34%)                  $        4,356      $       3,203
   Valuation allowance                               (4,356)            (3,203)
                                             --------------      -------------
   Net deferred tax asset                    $            -      $           -
                                             ==============      =============


At February 28, 2002, the Company had federal income tax net operating loss carry forward of approximately $12,800,000 which will expire through the year 2022.


See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - Income Taxes (continued)
          ------------------------


     Year of Expiration              Amount
     ------------------           ------------
           2009                   $     43,000
           2010                        308,000
           2011                        166,000
           2012                        193,000
           2013                        850,000
           2019                        760,000
           2020                      3,100,000
           2021                      5,500,000
           2022                      1,880,000

In addition, the Company is reviewing its ability to utilize certain net operating losses prior to the Company's emergence from bankruptcy in 1994. These losses have not been reflected in arriving at the net operating loss carry forwards in the calculation of the deferred tax assets.

As disclosed in Note 11, the Company has incurred compensation to its chief executive and chief operating officers. Generally, until the restricted common stock issued in lieu of compensation becomes substantially vested in the employee, the Company cannot claim a compensation deduction. Such compensation aggregating for 2001 is $670,000.

NOTE 15 - Effects Of Inflation
          --------------------

To date, inflation has not had a material impact on the Company's consolidated financial results.

NOTE 16 - Recent Accounting Pronouncements
          --------------------------------

In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 summarizes certain areas of the Staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company adopted SAB 101 in their fiscal quarter beginning June 1, 2000. The adoption of SAB 101 had no impact to their operating results and financial position.

The FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133", as amended by SFAS No. 138). This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. We adopted SFAS No. 133 in our fiscal quarter beginning June 1, 2000. The adoption of SFAS No. 133 had no impact to our operating results and financial position, since we currently do not invest in derivative instruments or engage in hedging activities. In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. These standards, among other things, eliminate the pooling of interests method of accounting for future acquisitions and require that goodwill no longer be amortized, but instead be subject to impairment testing at least annually. SFAS No. 142 must be adopted in fiscal years beginning after December 15, 2001 as of the beginning of the fiscal year. Companies with fiscal years beginning after March 15, 2001 may early adopt provided they have not yet issued their first quarter financial
statements.   Goodwill and intangible assets acquired prior to July 1,
2001 will continue to be amortized and tested for impairment in accordance with pre-SFAS No. 142 requirements until adoption of SFAS No. 142. Under the provision of SFAS No. 142, intangible assets with definite useful lives will be amortized to their estimatable residual values over those estimated useful lives in proportion to the economic benefits consumed. Such intangible assets remain subject to the impairment provisions of SFAS No. 121. Intangible assets with indefinite useful lives will be tested for impairment annually in lieu of being amortized. The Company's current annual amortization of intangible assets is approximately $148,162. The impact of adopting SFAS Nos. 141 and 142 will not cause a material change in the Company's consolidated financial statements as of the date of this report.


See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - Stock Issued For Services
          -------------------------

The Company issued 2,136,000 shares and 8,782,841 shares of unrestricted common stock for the nine months ended February 28, 2002 and the year ended May 31, 2001, respectively for payment to various professionals for legal and consulting services rendered to the Company. The value of the various professional services rendered and the corresponding paid-in capital was recorded at the value per share of the Company's closing market price on the day of issuance of the stock certificates. The amount recorded for professional services and paid-in capital for the nine months ended February 28, 2002 and the year ended May 31, 2001 of $134,215 and $1,285,783 respectively.

NOTE 18 - Rescission Of Restricted Stock
          ------------------------------

In prior years, the Company issued 230,354 shares of restricted common stock to certain individuals and companies in contemplation of services to be rendered. The individuals did not perform. Management reacquired the stock and voided the transaction in the year ended May 31, 2001. No value was placed on the stock at the date of issuance.

NOTE 19 - Business Segments
          -----------------

The Company's reportable segments are strategic business units that offer different products or services. The Company has three reportable segments: computer consulting, telecommunication services, and acquisition services. Intercompany loans have been eliminated from reported segment assets. There have been no intersegment sales, expenses or transfers and there have been no allocation of expenses between segments for the nine months ended February 28, 2002 and 2001. The accounting policy used by all reporting segments is the same as those described in the summary of significant accounting policies.

The following is a summary of segment activity:

                                   Discontinued
                                     Computer       Telephone     Acquisition
                                    Consulting       Services       Services          Totals
                                   ------------    -----------    -----------     -----------
For the three months ended
February 28, 2001
Revenues                           $    160,000    $   940,000    $     8,000     $ 1,108,000
Interest income                               -              -        159,000         159,000
Interest expense                          3,000        151,000        100,000         254,000
Depreciation and amortization                 -         38,000          1,000          39,000
Segment profit (loss)                    71,000       (919,000)      (847,000)     (1,695,000)
Segment assets                           53,000      2,428,000        620,000       3,101,000

For the nine months ended
February 28, 2002
Revenues                           $          -    $ 4,594,314    $         -     $ 4,594,314
Interest income                               -              -              -               -
Interest expense                              -              -        664,461         664,461
Depreciation and amortization                 -         93,544         79,148         172,692
Segment profit (loss)                         -       (652,468)    (1,239,667)     (1,892,135)
 Segment assets                         130,659      4,371,633        303,700       4,805,992


NOTE 20 - Stock Incentive Plan
          --------------------

The Company instituted an Incentive Stock Option Plan by amending and restating the Company's 1996 Stock Option Plan and registering 5,000,000 free trading common shares in the Registration Statement on Form S-8. The purpose of the plan is to promote success of the Company by providing a method whereby eligible employees, directors and independent contractors and consultants providing services to the Company may be awarded additional remuneration for services rendered and invest in the capital stock of the Company.



See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 - Stock Incentive Plan (continued)
          --------------------------------

The plan will be administered by the Compensation Committee of the Board of Directors and will consist of not less than two people. This committee shall have the full power and authority to grant to eligible persons options under the plan. Persons eligible to participate in the plan include officers and directors, employee, non-employee directors, independent contractors and consultants of the Company, as the Committee shall select.

The plan includes and participants may receive Incentive Stock Options or Nonqualified Stock Options. An option granted under the plan shall remain exercisable during the term of the option to the extent provided in the applicable agreement and the plan. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option may consist of (1) cash, (2) a check, (3) a promissory note, (4) whole shares of Common Stock already owned by the Holder, (5) the withholding of shares of Common Stock issuable upon such exercise of the Option, (6) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (7) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under Florida law, unless the committee determines otherwise in the applicable agreement. All options exercised through February 28, 2002 were purchased with cash. By acceptance of an award, the award is a special incentive compensation that will be recorded when the option is exercised. Compensation for services that an employee receives as consideration from stock issued through the employee stock option plan is measured by the quoted market price of the stock at the first date on which both the number of shares an individual employee is entitled to receive and the option price (measurement date) are known.

Employees of the Company who have been granted options are authorized by the committee to purchase the shares at a price equal to 55% of the three day average closing bid price prior to the date of written election to exercise. For the nine months ended February 28, 2002, 4,244,550 options have been exercised totaling $64,257. All options granted prior to February 28, 2002, have been exercised. No options were forfeited or expired during the nine months ended February 28, 2002.

                                                                   Weighted
                                                   Weighted        Average
                                    Number of      Average        Grant Date
                                      Shares    Exercise Price    Fair Value
                                    ---------   --------------    ----------

Outstanding Options May 31, 2001            -             -                -

Options at fair value
  Granted                                   -             -                -
  Exercised                                 -             -                -
  Forfeited                                 -             -                -
  Expired                                   -             -                -

Options at a discount
  Granted                           4,244,550    $      .03       $      .07
  Exercised                        (4,244,550)  ($      .03)     ($      .07)
  Forfeited                                 -             -                -
  Expired                                   -             -                -
                                    ---------   -----------       ----------
Outstanding Options
  February 28, 2002                         -             -                -
                                    =========   ===========       ==========


NOTE 21 - Commitments and Contingencies
          -----------------------------

The Company leases its corporate offices from a related party, the chief executive officer. The lease, which provides for annual rental of approximately $40,000, expires in September 2002. Rent expense paid, which is paid on a month-to-month basis for all locations, was $50,335 for the nine months ended February 28, 2002.



See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 - Commitments and Contingencies (continued)
          -----------------------------------------

In accordance with a Judgment Payment Agreement dated February 15, 2001 between Epicus, Inc. and Sprint - Florida, Inc. (Sprint), Epicus agrees to pay Sprint $332,000 together with interest at a rate provided by law. Principal payments of $10,000 each will be due commencing March 15, 2001 through September 15, 2002 (18 months). The final balloon payment of $142,000 is payable on October 15, 2002. The $332,000 represents pre-petition and post petition costs to Epicus as a reseller of local telecommunication services that were provided by Sprint through a Master Resale Agreement. Payments on the agreement are current. The balance at February 28, 2002 is $242,000.

The Company is a party to lawsuits in the normal course of our business. Litigation can be expensive and disruptive to normal business operations. The results of legal proceedings are difficult to predict. Management believes that they have defenses in each of the cases set forth below and are vigorously contesting each of these matters. An unfavorable resolution of one or more of the following lawsuits could adversely affect the Company's business, results of operations or financial condition.

A suit was filed against the Company for nonpayment of rents subsequent to vacating office space occupied by the Company until approximately November 1995. A default judgment was obtained against the Company. To date, nobody has come forward to follow up on the judgment or has made any effort to collect. The potential cost to the Company, if any, is not determinable at this time.

A suit has been filed by the Company in an attempt to recover approximately $290,000 remaining from a promissory note receivable due from ITC, see note 3. As a part of the rescission agreement the management of ITC agreed to relieve the Company from approximately $800,000 of the tax obligations incurred by ITC prior to the acquisition of ITC by this Company. Management of ITC has supposedly reneged on this portion of the agreement. The entire matter remains in litigation. ITC has filed bankruptcy under Chapter 7 of the
Bankruptcy Code.   Management of the Company does not expect to
recover any proceeds from the promissory note.

A suit has been filed by a Canadian corporation for alleged breach of contract regarding a licensing fee for use of billing software. The Company used the software for a short period of time and found it did not meet the specific needs of the company and therefore stopped payment. The plaintiff is seeking damages for the loss of revenue that would have been earned over the life of the agreement. The outcome of this litigation is not determinable at this time. Management intends to aggressively defend this action to conclusion.

The Company signed a Consulting Agreement with an individual in Rio de Janeiro, Brazil on April 1, 2001 for a period of one hundred eighty
(180) days. The consultant will provide consulting services solely in connection with the Company's "marketability, image and information distribution" regarding its interest in expanding its market into Brazil. In consideration for the services provided by Consultant to the Company, the Company has issued the Consultant a total of 200,000, unrestricted, free trading shares of the Company's common stock. All Consulting Fees paid to Consultant by Company shall be deemed earned upon payment.

The Company also signed a Consulting Agreement with Gerald R. Shugard
(GRS) of West Palm Beach, Florida on May 24, 2000 for a term of one year. GRS will serve as a General Management Consultant to advise the Company as to its performance associated with the growth and development of the Company. Compensation may be in the form of cash payments, common stock, stock options or a mutually agreeable combination of cash and common stock and/or stock options. Any other means of compensation must be mutually agreed upon, memorialized and signed by both parties.

The owners of Mic Mac received 250,000 shares of restricted common stock of the Company and were to receive another 250,000 shares if certain budgeted financial targets were met. The budgeted financial targets were not met by Mic Mac and, therefore, the acquisition was rescinded. The Company requested that the 250,000 shares previously issued also be returned. The owners of Mic Mac requested that the second 250,000 be issued and that all restrictions be removed from the shares. In an effort to amicably resolve the suit filed by the owners of Mic Mac, the Company has advised the owners that they will not seek recovery of the previously issued shares and have removed all restrictions. The case was dismissed due to lack of prosecution, therefore, only 250,000 shares were issued.


See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 - Going Concern
          -------------

The financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time.

The Company has incurred a loss of approximately $1,892,000, for the nine months ended February 28, 2002, has a deficit of approximately $18,000,000 and insufficient working capital.

The Company has incurred significant selling, general and administrative expenses which have been funded by loans from the Company's CEO and by the selling of common stock in the U.S. and in foreign markets. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company believes that Epicus will become profitable by the quarter ending April 30, 2002 and will generate future cash flows. However, there can be no assurance that this will occur. Also, the Company believes it will be able to raise the funds necessary to provide temporary working capital in the U.S. and foreign equity markets. In addition, the Company's Chief Executive Officer has committed to continue to provide working capital to fund the selling, general and administrative expenses of the parent company.




See accompanying independent accountants' review report.

                    PHOENIX INTERNATIONAL INDUSTRIES, INC.
                      124,000,000 Shares of common stock
                         ($0.001 par value per share)










                                 May 15, 2002

             PHOENIX INTERNATIONAL INDUSTRIES, INC. PART II


ITEM 24.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

	Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

	At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Phoenix where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.


ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	Filing fee under the Securities Act of 1933	$  1,521.97
        Legal Fees<F1>                                  $ 35,000
        Miscellaneous<F1>                               $    300
                                                        -----------
        TOTAL                                           $ 36,821.97

<F1>                                                        ===========

(1)	Estimates

            ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information is furnished with regard to all securities sold by Phoenix within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering and in Regulation S relating to securities offered outside of the United States. None of the foregoing transactions involved a distribution or public offering.

Issuances of common stock



Name                                    Number of Shares  Footnonte #      Purchase Price  Date Sold
------------------------------------------------------------------------------------------------------------
Signature Equities Agency GmbH          200,000           (1)              $150,000        December 17, 1998
Signature Equities Agency GmbH          300,000           (1)              $225,000        December 28, 1998
Signature Equities Agency GmbH          200,000           (1)              $150,000        December 28, 1998
Signature Equities Agency GmbH          200,000           (1)              $150,000        December 28, 1998
Signature Equities Agency GmbH          100,000           (1)              $75,000         December 28, 1998
Signature Equities Agency GmbH          100,000           (1)              $75,000         December 28, 1998
Signature Equities Agency GmbH          100,000           (1)              $75,000         December 28, 1998
Signature Equities Agency GmbH          1,200,000         (1)              $900,000        February  8, 1999
Cambridge Holdings, PLC                 877,000           (2)              $877,000        February 16, 1999
Merimac Shipping Ltd.                   1,123,000         (2)              $1,123,000      February 16, 1999
Barclay's Group International, Inc.     100,000           (2)              $100,000        February 16, 1999
Thomas R. Kjeldsberg                    20,000            (2)              $20,000         February 16, 1999
Nunzio C. Li Pomi                       2,000             (2)              $2,000          February 16, 1999
Joel Bernstein                          10,000            (2)              $10,000         February 16, 1999
Nunzio C. Li Pomi                       18,000            (2)              $18,000         February 16, 1999
Gerard Haryman                          1,400,000         (3)              $184,376        April 8, 1999
Thomas N. Donaldson                     250,000           (3)              $36,875         April 8, 1999
Gerard Haryman                          1,000,000         (4)              $132,750        May 28, 1999
Positive Management Ltd.                1,000,000         (5)              $688,000        July 29, 1999
Positive Management Ltd.                3,000,000         (5)              $2,064,000      July 29, 1999
Elder N. Ripper III                     175,000           (6)              $80,500         October 21, 1999
Andrea Welch                            75,000            (6)              $34,500         October 21, 1999
TTC Vermogensberatung, AG               300,000           (1)              $152,100        February 2, 2000
TTC Vermogensberatung, AG               300,000           (1)              $152,100        February 2, 2000
RMP Vermogensberatung,                  500,000           (1)              $253,500        February 2, 2000
Aptek Communications                    1,000,000         (7)              $625,000        February 2, 2000
GRS Medcom Services, Inc.               50,000            (8)              $50,000         March 21, 2000
NIR Group                               36,210            (9)              $3,983          March 22, 2000
Westcliff Partners                      176,790           (9)              $19,337         March 22, 2000
NIR Group                               10,200            (9)              $1,112          March 23, 2000
Westcliff Partners                      49,800            (9)              $5,478          March 23, 2000
Brauser Enterprises, Ltd.               400,000           (10)             $212,400        June 12, 2000
Tully Moye                              170,000           (11)             $39,100         August 13, 2000
Frank Scott                             30,000            (11)             $6,600          August 13, 2000
Tully Moye                              170,000           (11)             $11,900         Nov.  9, 2000
Frank Scott                             30,000            (11)             $2,100          Nov.  9, 2000
TTC Vermogensberatung                   5,000,000         (1)              $325,000        Jan. 14, 2001
TTC Vermogensberatung                   5,000,000         (1)              $325,000        Feb.  2, 2001
TTC Vermogensberatung                   500,000           (1)              $32,500         Feb.  3, 2001

                                                         II-2


Salvatorre Albicoco                     1,000,000         (12)             $100,000        April 17, 2001
TTC Vermogensberatung                   2,500,000         (1)              $251,250        April 25, 2001
TTC Vermogensberatung                   2,000,000         (1)              $360,000        May  8, 2001
Tully Moye                              160,000           (11)             $9,600          June 26, 2001
Frank Scott                             30,000            (11)             $1,800          June 26, 2001
Jim Williams                            10,000            (11)             $600            June 26, 2001
NIR Group                               150,000           (9)              $9,150          Oct. 8, 2001
Tully Moye                              1,700,000         (11)             $103,700        Oct. 8, 2001
Frank Scott                             300,000           (11)             $18,300         Oct. 8, 2001

<F1>
(1) Regulation "S" stock issued to Brokerage Firms located in Germany for resale in Europe.

<F2>
(2) This stock was issued in relation to the purchase of Cambridge Gas Transport Corporation and was subsequently returned to the company when the purchase was rescinded.

<F3>
(3) Issued in lieu of cash bonus to President and Vice President of company.

<F4>
(4) Issued to President of company in partial repayment of his loans to company.

<F5>
(5)     Issued as collateral on note for $750,000.

<F6>
(6) Issued as signing bonus to President and Vice President of EPICUS subsidiary.

<F7>
(7)     Issued as collateral for loans to company in the amount of $472,600.

<F8>
(8)     Issued as payment for publishing consultant services.

<F9>
(9) Issued in connection with consulting contract for convertible debenture.

<F10>
(10)    Issued as part of negotiated settlement agreement in TCCF v/s
        Brauser.

<F11>
(11) Issued as part of share exchange agreement in purchase of Moye & Associates, Inc.

<F12>
(12)    Issued as collateral on note fo $150,000.


                                ITEM 27. EXHIBITS

3.	Certificate of Incorporation and Bylaws

	3.1.	Articles of Incorporation(1)
	3.2	Articles of Amendment to the Articles of Incorporation (1)
	3.3	Bylaws(1)

5.	Opinion of Law Office of L. Van Stillman, P.A. as to legality of securities being registered(2)

10.6	Debenture Purchase Agreement dated September 21, 2001.

10.7	Registration Rights Agreement dated September 21, 2001.

10.8	Security Agreement dated September 21, 2001.

10.9	Amendment Number 1 to Purchase Agreement.

10.10	Amendment Number 1 to Registration Rights Agreement.

10.11	Debenture issued September 21, 2001 to AJW Partners, LLC.

10.12	Debenture issued September 21, 2001 to New Millennium Capital
        Partners II, LLC.

10.13	Warrant issued to AJW Partners, LLC on September 21, 2001.

10.14	Warrant issued to New Millennium Capital Partners II, LLC on
        September 21, 2001.

10.15	Debenture reissued to AJW Partners, LLC of Debenture originally issued September 21, 2001.

10.16	Debenture reissued to New Millennium Capital Partners II, LLC originally issued September 21, 2001.

10.17	Debenture reissued to New Millennium Capital Partners II, LLC originally issued September 21, 2001.

10.18	Amendment to Debenture issued to AJW Partners, LLC amended
        October 3, 2001.

10.19	Amendment to Debenture issued to New Millennium Capital Partners,
        LLC amended on October 3, 2001.

10.20	Debenture issued to AJW Partners, LLC on December 13, 2001.

10.21	Debenture issued to New Millennium Capital Partners, LLC on
        December 13, 2001.

10.22	Warrant issued to AJW Partners, LLC on December 13, 2001.

10.23	Warrant issued to New Millennium Capital Partners, LLC on
        December 13, 2001.

10.24   Contract for sale of the customer list of The Best net.

10.25   Final Judgment Agreement between Sprint and Epicus.

23.	Consents of Experts and Counsel

		23.1	Consent of Wieseneck, Andres & Company, P.A. (2)
                23.2    Consent of Law Office of L. Van Stillman, included in
                        Exhibit 5 hereto

(1) 	Included in original filing of the Company's Form 10-KSB, for the fiscal year 1995, filed April 1, 1998.
(2) 	Filed herewith.

	All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

                           ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

   (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
          i. Include any prospectus required by Section 10(a)(3) of the Securities Act;
         ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
        iii. Include any additional or changed material information on the plan of distribution.
  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
  (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
  (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

	In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida on May 17, 2002.

                                    PHOENIX INTERNATIONAL INDUSTRIES, INC.

                                    By: /s/ Gerard Haryman
                                        ------------------
                                        Gerard Haryman
                                        President, Chief Executive Officer,
                                        acting Principal Accounting Officer
                                        and Chairman of the Board of Directors


	In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2002.


By: /s/ Gerard Haryman          President, Chief Executive Officer,
   -------------------          acting Principal Accounting Officer,
    Gerard Haryman              acting CFO and Chairman of the
                                Board of Directors

By: /s/ Thomas Donaldson        Vice President, Secretary and Director
   ---------------------
    Thomas Donaldson

By: /s/ Timothy Palmer          Director
   -------------------
    Timothy Palmer